DAVID SEROR - Bar No. 67488
ROBYN B. SOKOL - Bar No. 159506
SUSAN K. SEFLIN - Bar No. 213865
JESSICA L. BAGDANOV - Bar No. 281020
EZRA BRUTZKUS GUBNER LLP
21650 Oxnard Street, Suite 500
Woodland Hills, CA 91367
Telephone: (818) 827-9000
Facsimile: (818) 827-9099
Email: dseror@ebg-law.com
rsokol@ebg-law.com
sseflin@ebg-law.com
jbagdanov@ebg-law.com

Attorneys for Chapter 11 Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SANTA ANA DIVISION

In re: ISC8 INC., Debtor.	Case No. 8:14-bk-15750-SC Chapter 11 **DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT DESCRIBING DEBTOR'S FIRST AMENDED PLAN OF LIQUIDATION DATED AUGUST 3, 2015** **<u>Plan Objection Deadline</u>: 5:00 p.m. Pacific time on August 20, 2015** **<u>Ballot Deadline</u>: 5:00 p.m. Pacific time on August 20, 2015** **<u>Plan Confirmation Hearing:</u>** Date: September 3, 2015 Time: 11:00 a.m. Place: Courtroom 5C 411 West Fourth Street Santa Ana, CA 92701

TABLE OF CONTENTS

TABLE OF AUTHORITIES

Page

STATUTES

RULES

I. INTRODUCTION

ISC8 Inc. *fka* Irvine Sensors Corporation is a debtor (the "Debtor") in the above-captioned chapter 11 bankruptcy case. On September 23, 2014, the Debtor commenced its bankruptcy case (the "Case") by filing a voluntary petition under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 *et seq.* (the "Bankruptcy Code"). The Case is pending before the United States Bankruptcy Court for the Central District of California, Santa Ana Division, before the Honorable Scott Clarkson (the "Bankruptcy Court" or "Court"). This document is the Debtor's First Amended Disclosure Statement (as may be further amended or modified, the "Disclosure Statement") which describes the Debtor's First Amended Plan of Liquidation Dated August 3, 2015 (as may be further amended or modified, the "Plan").

Chapter 11 allows the Debtor, and, under some circumstances, creditors and other parties in interest, to propose a plan of reorganization. A plan may provide for the Debtor to reorganize by continuing to operate, to liquidate by selling the assets of its estate, or a combination of both. The Debtor is the party proposing the Plan sent to you in the same envelope as this document.

THIS DOCUMENT IS THE DISCLOSURE STATEMENT FOR THE DEBTOR'S CHAPTER 11 PLAN.

The Plan described in this Disclosure Statement is a liquidating plan. Pursuant to the Sale Order, [1] the Debtor sold substantially all of its assets to the Purchaser. The Plan provides for the appointment of the Liquidating Trustee and creation of the Liquidating Trust that will administer and liquidate all remaining Assets of the Debtor, including certain Cash, Causes of Action which were not sold, transferred or otherwise waived or released before the Effective Date of the Plan, and distribution of payments by the Liquidating Trustee in accordance with the Plan. The Plan further provides for the cancellation of all Stock and the termination of all Equity Interests in the Debtor, the dissolution and the wind-up of the affairs of the Debtor. The Plan also provides for the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims, and provides for the funding of the Liquidating Trust. The effective date (the "Effective Date") of the Plan will be the first business

[1] Any capitalized term not yet defined will be defined in Article II of this Disclosure Statement.

day after the Confirmation Date, provided the Bankruptcy Court has waived the provisions of Bankruptcy Rule 3020(e) and no stay of the Confirmation Order is in effect.

The Plan segregates Claims into Classes and treats them as summarized immediately below, which summaries are subject to the more detailed provisions specified in Article IV below and in Article III of the Plan. The following is a summary of the Plan:

Class No.	Description	Estimated Amount or Value of Claims as of the Effective Date	Estimated Projected Payment / Treatment for Allowed Claims
N/A	Administrative Claims	$550,000	Full payment, subject to Bankruptcy Court approval as may be required, except as otherwise agreed by such Professionals.
N/A	Priority Tax Claims	$0	Full payment consistent with Bankruptcy Code section 1129(a)(9)(C).
N/A	Non-Tax Priority Claims	$0	Full payment. Cash equal to the unpaid portion of the Allowed Non-Priority Claim or such other treatment as agreed upon between the Claim holder and the Liquidating Trustee.
1	Disputed Pre-Petition Secured Claims	Up to approximately $650,000	Each of the Class 1 Claims is a Disputed Claim. In accordance with the Sale Order, which shall be controlling in the event of any inconsistency between the Sale Order and any term or provision of the Plan, any such Claim that becomes an Allowed Secured Claim shall be paid in full in Cash from a reserve funded by the Purchaser. Any such Claim that becomes an Allowed General Unsecured Claim shall be included for all purposes in Class 3. For the avoidance of doubt, no Distribution shall be made in respect of any such Claim unless and until such Claim becomes an Allowed Claim. **Unimpaired. Each Class 1 Claim is alleged to be a Secured Claim and will be paid in full if so Allowed. Presumed to accept the Plan and not entitled to vote.**
2	Priority Unsecured Claims	Estimated at $0.00	If there are any allowed priority unsecured claims as of the Effective Date, these claims will be paid in full by the Liquidating Trustee on the Effective Date. **Unimpaired; not entitled to vote.**

3	General Unsecured Claims	Approximately $2 million to $3 million. (This number is subject to change based upon the resolutions of Disputed Claims.)	Holders of Allowed General Unsecured Claims shall receive their pro rata share of $135,000 remaining after payment of any senior classes of Claims, plus a pro rata share of any Estate Action Net Recoveries, if any, remaining after payment of Professional Fees deferred pursuant to the Plan. Estimated Projected share of the Cash amount is: $0.050 to $0.075 plus share of Estate Action Net Recoveries, if any. The foregoing treatment is in full settlement and satisfaction of all obligations of the Debtor to holders of Claims in Class 3. **Impaired; Entitled to Vote**
4	Unsecured Subordinated Purchaser Claims	Approximately $2 million	Holders of Unsecured Subordinated Purchaser Claims to receive their pro rata share of any distribution to Holders of Allowed General Unsecured Claims that may be made, if any, after all other Holders of Allowed General Unsecured Claims have been paid in full. **Unimpaired; not entitled to vote.**
5	Unsecured Purchaser Affiliate Claims	Approximately $2 million	Paragraph 17 of the Sale Order provides that the Holders of the Unsecured Purchaser Affiliate Claims shall have no Allowed Claims, thus, the Claims receive no distribution under the Plan. **Impaired; presumed to reject the Plan and not entitled to vote unless and until any such Unsecured Purchaser Affiliate Claim becomes an Allowed Unsecured Claim by Final Order of the Bankruptcy Court in time to vote on the Plan.**
6	Stock and Equity Interests	N/A	All Stock and Equity Interests are cancelled as of the Effective Date, and Holders thereof shall receive no distribution under the Plan in respect of any such Stock or Equity Interests. **Impaired; presumed to reject the Plan and not entitled to vote on the Plan.**

A. Purpose of this Disclosure Statement.

This Disclosure Statement summarizes what is in the Plan, and tells you certain information

///

1362656

relating to the Plan and the process the Bankruptcy Court follows in determining whether or not to confirm the Plan.

<u>READ THIS DISCLOSURE STATEMENT CAREFULLY IF YOU WANT TO KNOW ABOUT:</u>

(1) WHO CAN VOTE OR OBJECT,

(2) WHAT THE TREATMENT OF YOUR CLAIM IS (i.e., what your Claim will receive if the Plan is confirmed) AND HOW THIS TREATMENT COMPARES TO WHAT YOUR CLAIM WOULD RECEIVE IN A CHAPTER 7 LIQUIDATION,

(3) THE HISTORY OF THE DEBTOR AND SIGNIFICANT EVENTS DURING ITS BANKRUPTCY CASE,

(4) WHAT THINGS THE COURT WILL LOOK AT TO DECIDE WHETHER OR NOT TO CONFIRM THE PLAN,

(5) WHAT IS THE EFFECT OF CONFIRMATION, AND

(6) WHETHER THE PLAN IS FEASIBLE.

This Disclosure Statement cannot tell you everything about your rights. The Debtor's counsel cannot tell you about your rights or offer any advice. You are strongly encouraged to consult your own lawyer to obtain more specific advice on how the Plan will affect you and what is the best course of action for you. This Disclosure Statement may not be relied on for any purpose other than to determine whether to vote to accept or reject the Plan.

Be sure to read the Plan as well as this Disclosure Statement. If there are any inconsistencies between the Plan and this Disclosure Statement, the Plan provisions will govern.

The Bankruptcy Code requires a Disclosure Statement to contain "adequate information" concerning the Plan. The Bankruptcy Court has **[not yet]** approved this document as an adequate Disclosure Statement, containing enough information to enable parties affected by the Plan to make an informed judgment about the Plan. Any party can now solicit votes for or against the Plan.

B. Purpose and Effect of Plan.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and

shareholders. If reorganization is not feasible, chapter 11 allows a debtor to formulate and consummate a plan of liquidation, which sets forth the process for the orderly satisfaction of claims against and interests in a debtor pursuant to the priority rules of the Bankruptcy Code.

Confirmation of a plan of liquidation by a bankruptcy court makes the plan binding upon the debtor and any creditor of or interest holder in a debtor, whether or not such creditor or interest holder (i) is impaired (i.e., will receive less than 100% of its allowed claim) under the plan, (ii) has accepted the plan, or (iii) receives or retains any property under the plan.

In this chapter 11 Case, the Plan provides for the distribution of the proceeds from the liquidation of all assets of the Debtor to various holders of Allowed Claims as set forth under the Plan, for the winding-down of the Debtor's corporate affairs, and for the pursuit of certain claims and Causes of Action. Under the Plan, Claims against, and Equity Interests in, the Debtor are divided into Classes according to their relative seniority and other criteria as required under the Bankruptcy Code. If the Plan is confirmed by the Bankruptcy Court and ultimately consummated, the Claims and Equity Interests of the various Classes will be treated in accordance with the provisions in the Plan established for each Class.

A summary of the Classes of Claims and Equity Interests, as well as their treatment under the Plan, is set forth above. A more detailed description of the Classes of Claims against the Debtor created under the Plan, the treatment of those Classes under the Plan and the property to be distributed under the Plan is described in Section IV below and in Section III of the Plan.

C. Deadlines for Voting and Objecting; Date of Plan Confirmation Hearing.

THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE BANKRUPTCY COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON ALL CREDITORS, INTEREST HOLDERS AND PARTIES IN INTEREST IN THIS CASE.

1. Time and Place of the Plan Confirmation Hearing

The hearing where the Bankruptcy Court will determine whether or not to confirm the Plan (the "Confirmation Hearing") will take place on **September 3, 2015 at 11:00 a.m.**, before the

Honorable Scott Clarkson, United States Bankruptcy Judge for the Central District of California, in Courtroom "5C" of the United States Bankruptcy Court, Central District of California, Santa Ana Division, located at 411 West Fourth Street in Santa Ana, California.

2. Deadline for Voting For or Against the Plan

If you are entitled to vote, it is in your best interest to timely vote on the enclosed ballot ("Ballot") and return the Ballot to Susan K. Seflin, Esq., of Ezra Brutzkus Gubner LLP, 21650 Oxnard St., Suite 500, Woodland Hills, California 91367-4911 via U.S. Mail, personal delivery or overnight mail. Your Ballot must be received by 5:00 p.m. Pacific time on August 20, 2015 or it will not be counted.

3. Deadline for Objecting to the Confirmation of the Plan

Objections to the Confirmation of the Plan must, by 5:00 p.m. Pacific time, on August 20, 2015, be filed with the Bankruptcy Court and served upon the following:

Debtor (Service Must be by Overnight, U.S. Mail or Messenger)
ISC8 Inc.
c/o Broadway Advisors, LLC
Attn: Alfred Masse
511 30th Street
Newport Beach, CA 92663

Counsel for the Debtor
Robyn Sokol
Susan K. Seflin
Ezra Brutzkus Gubner LLP
21650 Oxnard St., Suite 500
Woodland Hills, CA 91367-4977
Fax: (818) 827-9099
Email: rsokol@ebg-law.com, sseflin@ebg-law.com

Office of the United States Trustee
Frank Cadigan
Assistant U.S. Trustee
Office of the U.S. Trustee, Region 16
411 West Fourth Street, Suite 9041
Santa Ana, CA 92701-8000
Email: frank.cadigan@usdoj.gov

Counsel for Official Committee of Unsecured Creditors
Aram Ordubegian
Arent Fox LLP
555 West Fifth Street, 48th Floor
Los Angeles, CA 90013
Email: aram.ordubegian@arentfox.com

D. Identity of Persons to Contact for More Information Regarding the Plan.

Any interested party desiring further contact information about the Plan should contact Susan K. Seflin, Esq., of Ezra Brutzkus Gubner LLP, 21650 Oxnard St., Suite 500, Woodland Hills, California 91367-4911, Phone: (818) 827-9000, Email: sseflin@ebg-law.com.

E. Disclaimer.

The financial data relied upon in formulating the Plan is based on the Debtor's books and records which, unless otherwise indicated, are unaudited. Except as expressly stated, the information contained in this Disclosure Statement is provided by the Debtor. The Debtor represents that everything stated in this Disclosure Statement is true to the best of the Debtor's knowledge. The Bankruptcy Court has not yet determined whether or not the Plan is confirmable and makes no representation as to whether or not you should support or oppose the Plan.

The contents of the Disclosure Statement should not be construed as legal, business or tax advice from the Debtor or its counsel.

THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW OF THE PLAN BY EACH HOLDER OF A CLAIM OR INTEREST. THIS DISCLOSURE STATEMENT IS INTENDED TO AID AND SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN. THE PLAN IS THE OPERATIVE CONTROLLING LEGAL DOCUMENT. AS SUCH, IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS AND PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE PLAN, THEN THE TERMS AND PROVISIONS OF THE PLAN SHALL CONTROL. NEITHER THE PLAN, NOR THE DISCLOSURE STATEMENT, SHOULD BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE FROM THE DEBTOR OR ITS COUNSEL.

EZRA BRUTZKUS GUBNER LLP COMMENCED REPRESENTATION AS GENERAL RESTRUCTURING COUNSEL TO THE DEBTOR IN JUNE OF 2014 AND HAS RELIED UPON INFORMATION DEVELOPED SINCE THEN IN CONNECTION WITH THE PREPARATION OF THIS DISCLOSURE STATEMENT.

F. SEC Review.

This Disclosure Statement has not been approved or disapproved by the SEC, nor has the SEC passed upon the accuracy or adequacy of the statements contained herein.

G. Forward-Looking Statements.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES AND ASSUMPTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtor does not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the filing of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time *subsequent* to the date hereof.

THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING POLICIES.

II. DEFINITIONS AND EXHIBITS

A. Definitions.

For the purposes of this Disclosure Statement, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. Any term used in this Disclosure Statement that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to such terms in the Bankruptcy Code or the Bankruptcy Rules, in that order or priority. Throughout this Disclosure Statement, the use of the masculine, feminine, neuter, plural or singular shall be understood to include each of the others as the context may reasonably dictate.

///

///

B. Exhibits.

All Exhibits to this Disclosure Statement are incorporated into and are part of this Disclosure Statement as if set forth in full herein.

C. Computing Time Periods.

In computing any period of time prescribed or contemplated by this Plan, Bankruptcy Rule 9006(a) shall apply.

D. Notices and Delivery of Documents.

All notices, correspondence, and other deliveries under this Plan must be directed as follows:

To the Debtor or Liquidating Trustee:	ISC8 Inc. c/o Broadway Advisors, LLC Attn: Alfred Masse 511 30th Street Newport Beach, CA 92663
With a Copy to:	Robyn Sokol Susan K. Seflin Ezra Brutzkus Gubner LLP 21650 Oxnard St., Suite 500 Woodland Hills, CA 91367-4977 Fax: (818) 827-9099 Email: rsokol@ebg-law.com, sseflin@ebg-law.com

III. BACKGROUND

A. Description and History of the Debtor's Business.

The Debtor was incorporated in California in December of 1974 under the name of "Irvine Sensors Corporation" and reincorporated in Delaware in January of 1988. The original founder, President and Chief Executive Officer ("CEO") of the Debtor was John Carson. For most of its history, the Debtor designed, developed and sold non-cyber security/defense products globally. In January of 2012, the Debtor sold its thermal imaging business to Vectronix, Inc. ("Vectronix"), which business consisted of its business of researching, developing, designing, manufacturing, producing, marketing, selling and distributing thermal camera products, including clip-on thermal imagers, thermal handheld and mounted equipment devices, other infrared imaging devices and thermal cameras, and related thermal imaging products (collectively, the "Thermal Imaging

Business.") On January 24, 2012, the Debtor changed its name from "Irvine Sensors Corporation" to "ISC8 Inc."

On or about January 9, 2013, John Carson, the Debtor's then Vice Chairman of the Board and Chief Strategist, formed a separate Delaware corporation under the Debtor's former name, "Irvine Sensors Corporation." On March 19, 2013, the Debtor announced in an 8-k that it's then Board of Directors "approved the cessation of its government-focused business, including the Secure Memory Systems, Cognitive Systems and Microsystems business units (collectively, the "Government Businesses"). Or about that same time, Mr. Carson's Irvine Sensors Corporation (the "New ISC"), entered into an agreement with the Debtor pursuant to which the New ISC (i) retained the Debtor's then headquarters located at 3001 Red Hill Avenue, B3-108, Costa Mesa, California 92626 (the "Red Hill Location"), (ii) retained the Debtor's lease of its then headquarters, (iii) retained the Debtor's accounting system, (iv) hired in excess of forty (40) of the Debtor's employees and (v) assumed many of the Debtor's contracts, leases and agreements. The New ISC did not assume the Debtor's secured debt that was secured by the Government Businesses. To date, there is no record that Mr. Carson or the New ISC ever compensated the Debtor for the Government Businesses.

With the divestiture of two of its core businesses (the Thermal Imaging Business and the Government Businesses) in the two year period preceding the Petition Date, the Debtor's gross revenues declined from approximately $4.1 million for fiscal year 2012, to approximately $2.6 million for fiscal year 2013 and to approximately $200,000 for the period up until the Petition Date.

In or around March of 2013, the Debtor's principal place of business was moved from 3001 Red Hill Avenue to 151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626 (the "Kalmus Headquarters"). From March of 2013 on, the Debtor was a stand-alone business of developing and selling cyber-security products. The Debtor's principal place of business was the Kalmus Headquarters until the close of the sale of substantially all of its assets in March of 2015.

In December of 2011, the Debtor entered into a loan and security agreement (the "PFG Loan") with Partners for Growth III, L.P. ("PFG") which loan was secured by certain collateral. As of July 28, 2014, the Debtor owed PFG approximately $3.16 million of senior secured debt holding a

first priority lien. On or about August 25, 2014, the Debtor and PFG entered into that certain agreement (the "PFG Agreement") pursuant to which, among other things, the Debtor surrendered to PFG its collateral in full satisfaction of the PFG Loan. Pursuant to the PFG Agreement, the Debtor also repurchased two patent applications from PFG for $50,000. As of the Petition Date, the Debtor only owed PFG $25,000 of the $50,000 paid under the PFG Agreement. Because of the PFG Agreement, PFG no longer has a first priority security interest in the Debtor's assets and holds no Secured Claims in this Case.

B. Principals/Affiliates of the Debtor's Business.

At the time of the Petition Date, the Debtor's President and CEO was Kirsten Bay. Ms. Bay was hired in March 2014 to, among other things, complete a capital raise, turn around the Debtor's business and develop a "go-to-market" strategy for the Debtor's then in-development cyber security product, Cyber adAPT (the "Cyber Security Business"). Ms. Bay resigned as President and CEO effective as of March 19, 2015, the Sale Closing Date.

As of the Petition Date, the Debtor had the other following officers: (i) the Debtor's Chief Financial Officer ("CFO") John Vong who resigned on November 15, 2014; (ii) the Debtor's Corporate Secretary and Senior Vice-President of Corporate Development Marcus Williams who resigned on October 9, 2014; and (iii) the Debtor's Chief Security Strategy Officer Scott Millis who resigned on February 27, 2015.

As of the Petition Date, the Debtor had the following members on its board of directors: (i) Chester White (who resigned on October 9, 2014); (ii) the Chairman of the Board Simon Williams; (iii) Alexander Awan; and (iv) Theodore Lanes. As of the date this Disclosure Statement was filed, the Debtor's board of directors consists of Mr. Williams, Mr. Awan and Mr. Lanes, all of whom are considered independent members of the board.

Effective as of October 10, 2014 and pursuant to the CRO Motion and the CRO Order, Broadway Advisors, LLC ("Broadway") was approved to provide Mr. Masse as the CRO to function as the CFO and to take control of the Debtor's accounting department.

///

///

The two largest shareholders of the Debtor at the time of the Petition Date were: (i) Costa Brava Partnership III LP ("Costa Brava") with approximately 33.6% of common shares; and (ii) the Griffin Entities with approximately 24.3% of common shares.

C. Management of the Debtor Before the Bankruptcy.

As set forth above, the Debtor's President and CEO at the time of the Petition Date, Kirsten Bay, was hired in March 2014 to, among other things, complete a capital raise, turn around the Debtor's business and develop a "go-to-market" strategy for the Debtor's Cyber Security Business. The Cyber Security Business did not generate any revenue pre-petition or post-petition because it was still in development. From March 2014 until the Petition Date, the Debtor's officers were as follows: (i) Kirsten Bay as President and CEO; (ii) John Vong as Chief Financial Officer; (iii) Marcus Williams as Corporate Secretary and Senior Vice-President of Corporate Development; and (iv) Scott Millis as the Debtor's Chief Security Strategy Officer.

1. <u>The Debtor's Management and Board at the Time the Debtor Purchased Certain Assets from Bivio Networks, Inc. ("Bivio").</u>

On or about October 16, 2012, the Debtor acquired certain assets and liabilities from Bivio (the "Bivio Transfer"). At that time, the following individuals were members of the Debtor's board: John Carson, Marc Dumont, Seth Hamot, Jack Johnson, Bill Joll, Thomas Kelly, Edward Scollins, Chester White, and Robert Wilson. At the time the Bivio Transfer was approved, Bill Joll was the Debtor's CEO and Dan Regalado was the Debtor's CFO. It appears that the Debtor paid $600,000 to GF Acquisition Co. 2012 ("GFAC") as consideration for the Bivio Transfer. GFAC is an affiliate of the Griffin Entities. The Debtor is informed and believes that the Bivio Transfer resulted in significant ongoing liabilities to the Debtor and very little, if any, benefits to the Debtor.

2. <u>The Debtor's Management and Board During the Transfer of the Thermal Imaging Business.</u>

On or about January 31, 2012, the Debtor's Thermal Imaging Business was sold to Vectronix. At that time, the following individuals were members of the Debtor's board: John Carson, Marc Dumont, Seth Hamot, Jack Johnson, Bill Joll, Thomas Kelly, Edward Scollins, Robert Wilson, and Chester White. The Debtor's CEO at the time this deal was approved was Bill Joll, and

the Debtor's CFO was John Stuart. At the time of the sale of the Thermal Imaging Business to Vectronix, it was one of the Debtor's only revenue producing units. According to the relevant asset purchase agreement (the "Vectronix APA"), the consideration purportedly received by the Debtor was $10,000,000.00 in cash, Vectronix's assumption of certain liabilities, and certain commission payments to be paid by Vectronix to Debtor for a period of 5 years following the closing date of the Vectronix transaction. The Debtor is in the process of determining whether or not it received all consideration that it is entitled to with respect to the Vectronix APA. The Debtor's books and records do not reflect receipt by the Debtor of the $10,000,000. Vectronix did, however, wire $9,148,839.48 as "payment" on January 31, 2012 to "Irvine Sensors Corporation" at the Red Hill Location.

3. <u>The Debtor's Management and Board During the Transfer of the Government Businesses.</u>

In approximately January of 2013, the founder of the Debtor and its former President and CEO, John Carson, formed a separate Delaware corporation under the Debtor's original name, Irvine Sensors Corporation. On or about March 19, 2013, the Debtor announced in an 8-k filing that the Government Business was transferred to Mr. Carson. At that time the transfer was approved and ratified by the Debtor the following individuals were members of the Debtor's board: John Carson, Marc Dumont, Seth Hamot, Bill Joll, Thomas Kelly, Chester White, Robert Wilson, and Jack Johnson. At the time of the transfer of the Government Businesses, Bill Joll was the Debtor's CEO and Edward Scollins was the Debtor's CFO. Edward Scollins resigned shortly thereafter and became an officer of the NEW ISC.

Pursuant to this transfer, Mr. Carson and/or his newly formed corporation, the New ISC, obtained the Government Businesses, all tangible and intangible assets related to the Government Businesses, approximately forty (40) of the Debtor's employees, the Debtor's business location and lease and the Debtor's former name. At the time the Government Businesses were transferred, the Government Businesses were the only revenue producing division of the Debtor. It appears at this point in time that while the Debtor's assets related to the Government Businesses were transferred to

Mr. Carson and/or his entity[2], numerous liabilities (both secured and unsecured) relating to the Government Business remained with the Debtor. It also appears that the Debtor did not receive adequate/reasonably equivalent consideration for this transfer. In fact, it appears that the Debtor received no compensation in exchange for the sale/transfer of the Government Businesses.

4. Claims Relating to the Above Transfers. The Debtor believes it has claims relating to the above transfers and is in the process of determining whether or not to pursue such claims. Such claims are expressly reserved by the Plan and this Disclosure Statement and all parties connected to such transactions will receive notice of the Plan and Disclosure Statement. **Exhibit 2** attached hereto sets forth in detail the claims that the Debtor and/or Liquidating Trustee may pursue.

D. Events Leading to the Debtor's Chapter 11 Filing.

The primary factor that precipitated the filing of this Case was the Debtor's inability to raise additional capital to fund its ongoing business operations and to service its pre-petition obligations. While the Debtor attempted to restructure its business pre-petition outside of bankruptcy, in the beginning of September 2014, it became apparent to the Debtor and its board of directors that the only way the Debtor could obtain additional financing was if it sought protection under Chapter 11 of the Bankruptcy Code. On a broader scale, other factors that contributed to the Debtor's lack of revenue are the aforementioned divestitures of the Debtor's two revenue producing businesses – the Thermal Imaging Business and the Government Businesses. Furthermore, on or about October 16, 2012, the Debtor acquired certain assets from Bivio. It appears that the Debtor paid $600,000 for these assets which resulted in significant ongoing liabilities to the Debtor and which resulted in very little, if any, benefits to the Debtor. Collectively, the March 2013 Transfer, the January 2012 Transfer and the Bivio Transaction are hereinafter referred to as the "Pre-Petition Transactions."

Each of the aforementioned Pre-Petition Transactions appeared to have resulted in reduced revenue and/or increased expenses to the Debtor. Representations have been made to the Debtor that the March 2013 Transfer and the January 2012 Transfer benefitted the Debtor because expenses

///

[2] It is unclear which of the ratifying board members, except for John Carson, are officers and/or directors, shareholders or have beneficial interests in the New ISC.

related to those businesses outweighed revenue; however, the Debtor has not yet completed its investigation of the validity of those transfers.

E. Significant Events During the Bankruptcy.

The following is a list of significant events which have occurred during this case:

1. The Debtor's Post-Petition Operations & Sale of Its Business.

The Debtor's post-petition operations revolved primarily around the launch of its cyber security product, Cyber adAPT. While the Debtor originally intended to restructure its business through the Chapter 11 process, it became apparent to the Debtor and its board post-petition that its Cyber Security Business was sustainable only outside of the bankruptcy process.

On March 4, 2015, the Court entered its *Order Approving Debtor's Motion for Entry of an Order Authorizing and Approving (A) The Sale of Substantially All of the Debtor's Assets and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases [Doc. #179]* [Doc. #281] (the "Sale Order"), pursuant to which the Court approved, among other things, that certain Asset Purchase Agreement (as may be amended or modified, "APA"), entered into between the Debtor and CyberAdapt ("Purchaser"). The Sale Order became a final order on March 19, 2015.

Pursuant to the APA and the Sale Order, the Purchaser purchased substantially all of the Debtor's assets (excluding Chapter 5 claims and any potential claims the Debtor may have against certain former insiders), free and clear of all claims and interest except as specified in the APA, pursuant to Section 363 of the Bankruptcy Code. Importantly, pursuant to the APA and the Sale Order, the Purchaser also assumed all Allowed Secured Claims included in the Debtor's Schedule D, in the approximate amount of $5.3 million, and certain other secured claims that were filed against the Estate. Pursuant to the Sale Order, the Purchaser also agreed to assume any Disputed Secured Claim that becomes an Allowed Secured Claim.

The Debtor, Committee and Purchaser participated in preliminary discussions regarding the potential establishment of a "GUC Exchange", whereby, in general terms, the Purchaser would offer to purchase certain General Unsecured Claims against the Debtor whose Holders are "accredited investors" within the meaning of Rule 501 of the Securities Act of 1933, in exchange for equity in the Purchaser. Although the Debtor, Committee and Purchaser did not

ultimately pursue or agree to the GUC Exchange, the Purchaser entered into private transactions with certain Holders of General Unsecured Claims to purchase such Holders' claims and the Purchaser agreed to then subordinate those purchased Claims to all other General Unsecured Claims which the Purchaser had not acquired. Such purchased claims are the Unsecured Subordinated Purchaser Claims. The Debtor and Committee had no involvement in the any of the private transactions between the Purchaser and Holders of the Unsecured Subordinated Purchaser Claims.

2. DIP Financing.

Because the Debtor did not generate any revenue post-petition from its Cyber Security Business, the Debtor's post-petition operations were funded by debtor-in-possession financing ("DIP Financing"). On September 24, 2014, the Debtor filed its *Emergency Motion of Debtor for entry of Interim and Final Orders: (A) Authorizing the Debtor to Borrow Money Secured by Property of the Estate Pursuant to 11 U.S.C. §§ 364(c)(1) & (2) and 364(d); (B) Authorizing Use of Cash Collateral; (C) Granting Adequate Protection for Use of Prepetition Collateral; and (D) Granting Related Relief (11 U.S.C. §§ 363 and 364* [Doc. # 5](the "DIP Motion"). By the DIP Motion, the Debtor sought an interim order: (a) authorizing the Debtor to borrow up to $1,735,112 from certain DIP Financing lenders pursuant to the terms set forth in the loan documents attached to the DIP Motion (collectively "DIP Loan Documents"); (b) authorizing the Debtor to use cash collateral on an interim basis; (c) setting of a final hearing on the relief requested in the Motion; and (d) final approval of the DIP Financing and use of cash collateral after a final hearing. The Court entered an interim order [Doc. #13] (the "First DIP Order") approving the DIP Motion to the extent provided in the First DIP Order on September 25, 2014 pursuant to which the Debtor was authorized to borrow up to $305,000 on an interim basis. The Court entered a further interim order [Doc. #86] (the "Second DIP Order") approving the DIP Motion to the extent provided in the Second DIP Order on October 28, 2014 pursuant to which the Debtor was authorized to borrow up to $605,000 on an interim basis. The Court entered a third interim order [Doc. #129] (the "Third DIP Order") approving the DIP Motion to the extent provided in the Third DIP Order on November 20, 2014 pursuant to which the Debtor was authorized to borrow up to $905,000 on an interim basis. The Court entered a fourth interim order [Doc. #159] (the "Fourth DIP Order") approving the Motion to

the extent provided in the Fourth Interim Order pursuant to which the Debtor was authorized to borrow $1,755,000 on an interim basis. The Court entered an interim order [Doc. #244] (the "February 10th DIP Order") which, among other things, authorized cash collateral use through and including February 19, 2015 and which did not authorize any additional borrowing. On March 4, 2015, the Court entered a fifth interim order (the "Fifth DIP Order" and collectively, with all of the prior DIP Financing orders, the "DIP Financing Orders") which authorized cash collateral use through the earlier of the Sale Closing Date or May 21, 2015, and which provided that if the Sale Closing Date occurred, then the Fifth DIP Order would become the final order on the DIP Motion. The DIP Financing that the Debtor borrowed pursuant to the DIP Financing Orders was satisfied and/or assumed by the Purchaser pursuant to the Sale Order. At the time that this Disclosure Statement was filed, the Debtor does not owe any party any money pursuant to the DIP Financing Orders and the Fifth DIP Order is now considered the "final" order on the DIP Motion (as set forth in Paragraph 7 of the Fifth DIP Order).

3. Employment of Professionals.

The Debtor filed its *Application to Employ Ezra Brutzkus Gubner LLP as General Bankruptcy Counsel Effective as of the Petition Date* [Doc. #74] (the "EBG Application") on October 23, 2014. The EBG Application was approved pursuant to Court order entered on November 17, 2014 [Doc. #119] (the "EBG Order"). The Debtor filed its *Application to Employ Disclosure Law Group, LLP as Special Litigation Counsel as of the Petition Date* [Doc. #69] (the "DLG Application") on October 22, 2014. The DLG Application was approved pursuant to Court order entered on December 18, 2014 [Doc. #163].

On October 15, 2014, the Debtor filed its *Motion for Entry of an Order Pursuant to Section 363 of the Bankruptcy Code Approving the Engagement Contract of Broadway Advisors, LLC to Provide Alfred M. Masse as Chief Restructuring Officer of the Debtor and to Assist the CRO* [Doc. #51] (previously defined as the "CRO Motion"). The Court approved the CRO Motion on November 10, 2014 [Doc. #106] (previously defined as the "CRO Order"). Pursuant to the CRO Order, the Debtor was authorized effective as of October 10, 2014 to (i) employ and retain Broadway Advisors, LLC ("Broadway") on the terms set forth in the engagement agreement

attached as Exhibit A to the Declaration of Alfred M. Masse filed in support of the CRO Motion, subject to the terms set forth in the CRO Order, and (ii) designate Alfred M. Masse as Chief Restructuring Officer of the Debtor.

The Committee appointed in this Case retained Arent Fox LLP ("Arent Fox") as its general bankruptcy counsel. The Committee filed its *Application For Order Approving The Employment Of Arent Fox LLP As Attorneys For The Official Committee Of Unsecured Creditors Effective As Of October 15, 2014* [Doc. #111] (the "AF Application") on November 11, 2014. The AF Application was approved pursuant to Bankruptcy Court order entered on December 9, 2014 [Doc. #145].

4. Legal Proceedings.

zVelo, Inc. Proceedings. On October 30, 2014, the Debtor initiated a complaint against Zvelo, Inc. ("Zvelo") for, among other things, injunctive relief and damages relating to Zvelo's violation of the automatic stay due to its attempted termination of an executory contract. The adversary proceeding was pending before this Court as Adv. Case No. 8:14-ap-01287-SC. The Debtor filed an emergency motion (the "TRO Motion") seeking a temporary restraining order against Zvelo for its termination of the contract [Adv. Docket No. 2], and the Court granted the TRO Motion pursuant to Court order entered on October 30, 2014 [Adv. Docket No. 4] (the "TRO"). On February 4, 2015, the Debtor and zVelo entered into that certain *Stipulation Between Debtor, Isc8 Inc., and Creditor Zvelo, Inc. (I) Resolving and Dismissing Adversary Proceeding, and (2) Rejecting Executory Contract Under 11 U.S.C. § 365(A)(2) Effective as of February 28, 2015* [Adv. Doc. #29] (the "zVelo Stipulation") pursuant to which the parties resolved their disputes, provided for the rejection of the zVelo contract and agreed to dismiss the zVelo adversary proceeding. The zVelo Stipulation was approved pursuant to Bankruptcy Court order entered on February 20, 2015 [Adv. Doc. #33] and, among other things, the zVelo adversary proceeding was dismissed. The zVelo adversary proceeding was closed on March 30, 2015 [Adv. Doc. #38].

Objections and Proceedings Regarding Disputed Secured Claims. On March 18, 2015 and March 19, 2015, the Debtor commenced adversary proceedings against fourteen (14) different Claimants pursuant to which, among other things, the Debtor seeks declaratory relief that

these Claimants do not have Secured Claims. The following adversary proceedings were commenced:

ISC8, Inc. v. Bradley & Michelle Donner, Adv. No. 15-01129
ISC8, Inc. v. Bradley J. Donner PSP, Adv. No. 15-01130
ISC8, Inc. v. Alan Meyer, Adv. No. 15-01131
ISC8, Inc. v. Kenneth T. Fagan, Adv. No. 15-01132
ISC8, Inc. v. Irving Schotz Family Trust, Adv. No. 15-01133
ISC8, Inc. v. Paul Ross for David Schotz Family Trust, Adv. No. 15-01134
ISC8, Inc. v. Leo Genecco & Sons, Inc., Adv. No. 15-01135
ISC8, Inc. v. David L. Genecco, Adv. No. 15-01136
ISC8, Inc. v. Brendalyn K. Norton, Adv. No. 15-01137
ISC8, Inc. v. John Michael Furlong, Adv. No. 15-01139
ISC8, Inc. v. Eric Zuccarelli, Adv. No. 15-01140
ISC8, Inc. v. Chris E. Hall, Adv. No. 15-01141
ISC8, Inc. v. Alvin & Barbara Berlat, Adv. No. 15-01142
ISC8, Inc. v. Lee D. Radford, Adv. No. 15-01143

The answers to the complaints filed in the above-referenced adversary proceedings were due on April 20, 2015. A pre-trial conference in these adversary proceedings is scheduled for January 14, 2016 at 1:30 p.m.

5. Prosecution of Avoidance Actions & Other Potential Claims.

The Debtor has not yet filed any actions seeking to recover any fraudulent conveyances or preferential transfers. The Debtor is currently investigating potential claims under, among others, Sections 544, 547, 548 and 550 of the Bankruptcy Code. The Debtor believes that the estate has potential avoidance actions and other claims it intends to pursue under Sections 544 to 550 of the Bankruptcy Code. The Debtor expects that it will be filing claims against, among others, John Carson, the New ISC, the members of the board of directors at the time of the Bivio Transaction, the transfer of the Thermal Imaging Business and the transfer of the Government Businesses. Attached hereto as **Exhibit 2** to this Disclosure Statement a list of potential claims that it intends on pursuing including any claims it may have against PFG. The Debtor may also have avoidance actions or other claims relating to collateral that was foreclosed upon pre-petition.

6. Procedures Implemented to Resolve Financial Problems and Sale of the Cyber Security Business

At the time of its bankruptcy filing, the Debtor's intention was to reorganize its business by raising capital post-petition and launching its cyber security product post-petition to start generating revenue. After attempting to restructure its business both pre-petition and post-petition,

the Debtor came to the conclusion that a successful restructuring was not going to be possible. The Debtor simply was not generating revenue, was undercapitalized and could not secure new contracts while in bankruptcy.

Once the Debtor determined that a successful reorganization was not possible, the Debtor concluded that the way in which to generate the greatest return for the Debtor's creditors was for the Debtor to attempt to sell its business (which consisted of its Cyber Security Business) as a going concern. The Debtor also concluded that the only alternative to such a going concern sale would be a shut down and liquidation of the Debtor's business. The Debtor further concluded that such a shut down and liquidation of its business would result in a substantially smaller return for the Debtor's secured creditors and would result in no return for the Debtor's general unsecured creditors because the Debtor's physical assets had very little value.

However, because of the incredibly unique nature of the Debtor's business and the amount of pre-petition secured debt (in excess of $5.3 million excluding Disputed Secured Claims), the only really viable prospective buyer of the Cyber Security Business was the Purchaser. While the sale was subject to overbid and was extensively marketed, there were no other parties that submitted an overbid. Fortunately, the Purchaser agreed to proceed with purchasing substantially all of the Debtor's assets as a going concern and to assume and/or satisfy all of the Debtor's pre-petition and post-petition Allowed Secured Claims. As of the date this Disclosure Statement was filed, there are no Allowed Secured Claims against the Estate. Pursuant to the Sale Order, there is a reserve of $650,000 to the extent that the Bankruptcy Court determines that any of the Claims subject to the pending adversary proceedings are Allowed Secured Claims.

The parties in interest in this Case, including counsel for the Debtor, the Purchaser, and the Committee, worked at arm's length, and in good faith, to negotiate and document the APA, which was executed by the Debtor and the Purchaser on January 5, 2015. The Purchaser fully funded the $2 million Deposit contemplated by the APA, inclusive of funding the remaining DIP Financing. The terms and conditions of the APA were heavily negotiated and the resulting agreement, which consists of a bundle of inseparable rights, was designed by the Debtor to maximize the value of the Debtor's estate by achieving the highest and best price for the purchased

assets. The Debtor believes that the package of consideration that the Debtor's Estate received pursuant to the Sale Motion and the Sale Order was valued in excess of $8 million as it included $5.3 million of pre-petition secured debt, approximately $1.8 million of post-petition secured debt, and a cash payment of $1 million of which $300,000 funded a carve-out (the "Carve-out")[3] for professionals under the DIP Loan Documents. Furthermore, to the extent that any of the Disputed Secured Claims become Allowed Secured Claims, the Purchaser has agreed to satisfy those claims as set forth in the Sale Order. On July 31, 2015, the Bankruptcy Court entered its *Order Approving Stipulation Between the Debtor and Purchaser Cyber adAPT, Inc. Providing for the Payment of Funds Pursuant to Article 2.1(a) of the Asset Purchase Agreement and Pursuant to the Order Granting Substantially All of the Debtor's Assets* [Doc. #281], which order provided that both the Debtor and the Purchaser have fulfilled their obligations pursuant to the APA and the Sale Order.

IV. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

A. What Creditors and Interest Holders Will Receive Under the Plan.

As required by the Bankruptcy Code, this Plan classifies Claims and Interests in various Classes according to their right of priority under the Bankruptcy Code. This Plan states whether each Class of Claims or Interests in impaired or unimpaired. This Plan provides the treatment each Class will receive.

B. Unclassified Claims.

Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtor has not placed the following Unclassified Claims in a Class.

1. Administrative Claims.

Administrative Claims are for costs or expenses of administering the Debtor's Chapter 11 Case which are allowed under Bankruptcy Code Section 507(a)(1). Allowed Administrative Claims

[3] The Carve-Out consists of $200,000 for counsel for the Debtor and $100,000 for counsel for the Committee.

representing post-Petition Date liabilities incurred by the Debtor in the ordinary course of business, for which no approval by the Bankruptcy Court is required, shall be paid in full in accordance with the terms and conditions of the particular transaction giving rise to such Claims and any agreements relating thereto. The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date unless a particular Claimant agrees to a different treatment. After the Effective Date, while the Debtor's Chapter 11 Case remains open, the Liquidating Trustee will (i) file with the United States Trustee quarterly operating reports; and (ii) timely pay fees incurred pursuant to 28 U.S.C. Section1930(a)(6).

The following chart lists all of the Debtor's Section 507(a)(1) administrative claims and their treatment under the Plan.

NAME	AMOUNT OWED[4]	TREATMENT
Clerk's Office Fees	$0 (Estimate)	Paid in full on the Effective Date
Office of the U.S. Trustee Fees	$0 (Estimate)	Paid in full on the Effective Date
Ezra Brutzkus Gubner LLP, bankruptcy counsel to the Debtor	Approximately $400,000 in addition to the pre-petition retainer ($67,205.72) and post-petition Carve-Out paid pursuant to the Sale Order ($200,000)	Paid in full on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses, except that the Professionals have agreed to leave a $135,000 reserve for Holders of Allowed Unsecured Claims. Any fees and costs of Professionals, on an aggregate basis, above $550,000, shall be paid on a pro-rata basis from the Estate Actions Net Recoveries, if any.
Broadway Advisors, LLC, financial advisors, and its principal as CRO of the Debtor[5]	Approximately $60,000 in addition to any post-petition payments made by the Debtor or expected to be made by the Debtor prior to the Effective Date	Paid in full on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses

[4] The amounts set forth in this chart are estimates of the administrative claim amount that the Debtor believes each administrative claimant will be entitled to on the Effective Date. The amounts set forth in this chart are subject to change.

[5] While the Debtor does not believe that Broadway Advisors, LLC or the CRO are "professionals", because they were employed under Section 363 of the Bankruptcy Code, rather than Section 327 or 1103 of the Bankruptcy Code, the Debtor has included them because the Bankruptcy Court required their compensation and reimbursement be subject to approval under Bankruptcy Code Section 330.

NAME	AMOUNT OWED[4]	TREATMENT
Arent Fox LLP, bankruptcy counsel to the Committee	Approximately $90,000 in addition to the post-petition Carve-Out paid pursuant to the Sale Order ($100,000)	Paid in full on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses except that the Professionals have agreed to leave a $135,000 reserve for Holders of Allowed Unsecured Claims. Any fees and costs of Professionals, on an aggregate basis, above $550,000, shall be paid on a pro-rata basis from the Estate Actions Net Recoveries, if any.
TOTAL	$550,000 est.	Paid in the manner described above

Court Approval of Fees Required:

The Bankruptcy Court must approve, or must have previously approved on a final basis, all Professional Fee Claims listed in the foregoing chart before they may be paid. Only the amount of fees and expenses approved by the Bankruptcy Court is required to be paid under the Plan. The administrative claim amounts set forth above for professional fees and expenses simply represent the Debtor's best estimate as to the amount of Allowed Professional Fee Claims, which estimates assume that the Debtor makes all of the post-petition professional fee monthly payments that the Bankruptcy Court has authorized the Debtor to make. The actual Administrative Claims for Professional fees and expenses may be higher or lower. By voting to accept the Plan, Creditors are not acknowledging the validity of, or consenting to the amount of, any of these Administrative Claims for professional fees and expenses, and Creditors are not waiving any of their rights to object to the allowance of any of these Professional Fee Claims. Also, the Professionals employed in this Case may, prior to the Effective Date, seek Court approval of interim fees and expenses incurred in excess of the post-petition professional fee monthly payments received by such Professionals, pursuant to prior orders of the Bankruptcy Court. To the extent any such interim fees and expenses are allowed by the Bankruptcy Court and paid by the Debtor prior to the Effective Date, that will reduce the amount of professional fees and expenses to be paid by the Liquidating Trustee.

The last day to file any Administrative Claims (but NOT for ordinary post-petition operating obligations or Professional Fee Claims) is thirty (30) days after the Effective Date. Administrative expenses will be paid on the later of the Effective Date or 10 days after the entry of a

Final Order allowing the administrative expense, unless the administrative claimant has consented otherwise in writing.

2. Priority Tax Claims.

Priority tax claims include certain unsecured income, employment and other taxes described by Section 507(a)(8) of the Bankruptcy Code. The Bankruptcy Code requires that each holder of such a Section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding five years from the Petition Date. The Debtor does not believe that there are any Section 507(a)(8) priority tax claims. If there are any Priority Tax Claims as of the Effective Date, these claims will be paid in full by the Liquidating Trustee over a period not exceeding five years from the Petition Date.

C. Classified Claims and Interests.

1. Class of Secured Claims.

Secured Claims are claims secured by liens on any of the Assets. Pursuant to the Sale Order, the Purchaser assumed and/or satisfied all Allowed Secured Claims. As set forth in Paragraph L of the Sale Order, to the extent that holders of Interests objected to the Sale Motion, their Interests are adequately protected by having their Interests, if any, attach to the $650,000 in segregated funds being held by the Debtor's counsel, any unused portion of which is to be returned to the Purchaser in accordance with the Sale Order. The only alleged Secured Claims remaining at this time are the Disputed Secured Claims set forth below. The following chart sets forth the description and treatment of these Disputed Secured Claims.

CLASS #	DESCRIPTION	IMPAIRED (YES/NO)	TREATMENT
1	Disputed Secured Claims by the Following Claimants: Bradley & Michelle Donner Bradley J. Donner PSP Alan Meyer Kenneth T. Fagan Irving Schotz Family Trust Paul Ross for David Schotz Family Trust Leo Genecco & Sons, Inc. David L. Genecco Brendalyn K. Norton	Up to approximately $650,000. No. Not impaired.	Each of the Class 1 Claims is a Disputed Claim. In accordance with the Sale Order, any such Claim that becomes an Allowed Secured Claim shall be paid in full in Cash from the $650,000 reserve, which was funded by the Purchaser and is being held by Debtor's counsel. Any such Claim that becomes an Allowed General Unsecured Claim shall be included for all purposes in Class 3. The Sale Order is hereby incorporated by

1362656

CLASS #	DESCRIPTION	IMPAIRED (YES/NO)	TREATMENT
	John Michael Furlong Eric Zuccarelli Chris E. Hall Alvin & Barbara Berlat Lee D. Radford Collateral Description = None. Collateral Value = N/A		reference. Notwithstanding anything herein to the contrary, in the event of any inconsistency between any term or provision of the Sale Order and the Plan, the term or provision of the Sale Order shall be controlling. Presumed to accept the Plan and not entitled to vote pursuant to Section 1126(f) of the Bankruptcy Code.

2. Classes of Priority Unsecured Claims.

Certain Priority Claims that are referred to in Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in Classes. These types of Claims are entitled to priority treatment as follows: the Bankruptcy Code requires that each holder of such a Claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claim. The Debtor does not believe that there are any valid outstanding Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims. If there are any allowed priority unsecured claims as of the Effective Date, these claims will be paid in full by the Liquidating Trustee on the Effective Date. All allowed Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims, if any, will be characterized as Priority Claims.

3. Class of General Unsecured Claims.

General Unsecured Claims are classified and treated as follows:

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
3	All General Unsecured Claims (Does not include Unsecured Subordinated Purchaser Claims, or Unsecured Purchaser Affiliate Claims.)	Approximately $2 to $3 million (This number is subject to change based upon the resolutions of Disputed Claims.) Yes. Impaired.	Holders of Allowed General Unsecured Claims shall receive their pro rata share of $135,000 remaining after payment of any senior classes of Claims, plus a pro rata share of any Estate Action Net Recoveries, if any, remaining after payment of Professional Fees deferred pursuant to the Plan. Estimated Projected share of the Cash amount is: $0.050 to $0.075 plus share of Estate Action Net Recoveries, if any. The foregoing treatment is in full settlement and

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
			satisfaction of all obligations of the Debtor to holders of Claims in Class 3. **Impaired; Entitled to Vote**

4. Class of Unsecured Subordinated Purchaser Claims

The Unsecured Subordinated Purchaser Claims are those General Unsecured Claims owned by the Purchaser who agreed, in partial consideration of the transactions approved by the Sale Order (which have since closed), to subordinate any recovery in respect of such Claims to the full payment of all other Allowed General Unsecured Claims, inclusive of interest recoverable in accordance with applicable law. The Plan provides for this agreed treatment and thus, such Claims are unimpaired by the Plan.

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
4	Unsecured Subordinated Purchaser Claims	Approximately $2 million No. Not impaired.	Distributions to the Holders of Allowed Unsecured Subordinated Purchaser Class 4 Claims will be made by the Liquidating Trustee as follows: Upon the payment in full of all other Allowed General Unsecured Claims, the Liquidating Trustee shall distribute all Cash remaining for Distribution in the Liquidating Trust , if any, by making a Pro Rata Distribution to the Holders of the Allowed Claims in Class 4. The foregoing treatment is in full settlement and satisfaction of all obligations of the Debtor to Holders of Claims in Class 4. Presumed to accept the Plan and not entitled to vote pursuant to Section 1126(f) of the Bankruptcy Code.

5. Unsecured Purchaser Affiliate Claims

As set forth in Paragraph 17 of the Sale Order, the Unsecured Purchaser Affiliate Claims shall be deemed to have been satisfied in full and extinguished, in partial consideration of the closing of the transactions approved by the Sale Order. There shall be no distribution under the Plan in respect of these Claims.

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
5	Unsecured Purchaser Affiliate Claims	Approximately $2 million Yes. Impaired.	Class 5 claimants shall receive no distribution on account of their Class 5 Claims under the Plan. The Unsecured Purchaser Affiliate Claims are extinguished except to the extent they are adjudged to be an Allowed General Unsecured Claim in accordance with a Final Order of the Bankruptcy Court. They are not permitted to be sold, transferred, or hypothecated, whether directly or indirectly. Holders of Claims in Class 5 are not entitled to vote on the Plan and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

6. Classes of Interest Holders.

Interest holders are the parties who hold an ownership interest (i.e., equity interest) in the Debtor. The following chart identifies this Plan's treatment of the class of interest holders:

CLASS #	DESCRIPTION	IMPAIRED (YES/NO)	TREATMENT
6	All Stock and Equity Interests	Yes. Impaired.	On the Effective Date, all Stock and all Equity Interests, inclusive of all legal, equitable, and contractual rights associated with same, shall be **cancelled and extinguished**. The Stock shall not be traded in any public market, and is not otherwise permitted to be sold, transferred, or hypothecated, whether directly or indirectly. Holders of class 6 interests receive no distribution under the Plan in respect of such Stock or Equity Interests. Holders of class 6 interests are not entitled to vote on the Plan and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code

D. Means of Effectuating the Plan and Implementation of the Plan.

1. Plan Funding.

On the Effective Date, the Liquidating Trust Assets (including the Estate Plan Funds) shall be transferred to the Liquidating Trust. To the extent necessary and subject to the authority set forth in the Liquidating Trust Agreement, the Liquidating Trustee may seek to fund the administration of the Liquidating Trust Assets by way of, without limitation, (i) Cash on hand, (ii) Cash proceeds of accounts owing to the Debtor or the Estate, (iii) Net Proceeds from the liquidation of the Liquidating Trust Assets, and (iv) Estate Actions Net Recoveries. The Liquidating Trust shall be funded with no less than $150,000 of Estate Plan Funds, of which $135,000 shall only be used to distribute to Unsecured Creditors, and up to $15,000 may be used to fund the Liquidating Trust and to pay for costs such as OUST fees, and the fees of an accountant to be engaged by the Liquidating Trustee.

2. Disbursement Agent.

Broadway Advisors has agreed to serve as the disbursing agent for purposes of making all distributions that are due on the Effective Date under the Plan. As an accommodation to the Estate, Broadway Advisors has agreed that it will not be paid any disbursement agent fee for making Effective Date distributions. The Liquidating Trustee, as the Disbursing Agent under the Plan, is responsible for making any Distributions under the Plan on behalf of the Liquidating Trust. The Liquidating Trustee shall be compensated on an hourly basis based on his normal and customary rates for such services, or on such other terms as may be agreed with the consent of the Liquidating Trust Oversight Committee, and shall be entitled to reimbursement of expenses incurred. Any Trust Professionals or agents retained or utilized by the Liquidating Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred.

3. Objections to Claims.

The claims Bar Date in this Case was January 15, 2015. Attached as **Exhibit 1** to this Disclosure Statement is a Claim Chart, which identifies all of the Debtor's scheduled claims and all proofs of claims which have been timely filed against the Debtor. The Debtor or the Liquidating Trustee, as the case may be, will file objections to all claims which are inconsistent with the Debtor's books and records unless the Debtor deems the inconsistency to be insignificant. Any

1362656

objection to claim shall be filed with the Bankruptcy Court and served on the holder of the claim at issue no later than 90 days after the Effective Date, or such later time as ordered by the Bankruptcy Court. Any proof of claim that is filed with the Bankruptcy Court and/or served on the Debtor after the Effective Date will be deemed invalid unless the claimant files a motion for leave of Court to file such claim. With respect to disputed claims which are not resolved prior to the Effective Date, the Liquidating Trustee shall have the authority, in its sole discretion, in the reasonable exercise of its business judgment and subject to the approval of the Bankruptcy Court, to settle or compromise any claim. As provided by Section 502(c) of the Bankruptcy Code, the Bankruptcy Court may estimate any contingent or unliquidated disputed claim for purposes of confirmation of the Plan. The Liquidating Trustee shall have the sole authority to file any objections to claims following the confirmation of the Plan, or to continue with the prosecution of any objections to claims which are filed but not completed prior to the confirmation of the Plan, and the Bankruptcy Court shall retain jurisdiction over the Debtor, the Liquidating Trust, this Case and this Estate to resolve and to adjudicate any and all such objections to claims which are commenced or continued following the confirmation of the Plan. Nothing contained in the Plan shall constitute a waiver or release by the Debtor or the Liquidating Trust of any rights of setoff or recoupment, or of any defense, the Debtor or the Liquidating Trustee may have with respect to any claim, or of any basis that the Liquidating Trustee may have to object to any such claim.

4. Investigation and Prosecution of Claims and Avoidance Actions.

The Debtor or the Liquidating Trustee, as the case may be, shall investigate all claims and causes of action, including causes of action under any of Sections 544, 546, 547, 548, 550, 551 and 552 of the Bankruptcy Code, of the Debtor and this Estate and determine which, if any, should be prosecuted. All such claims and causes of action of the Debtor and its Estate are preserved by the Plan, and the Liquidating Trustee shall have the full power and authority to file, prosecute, settle, adjust, retain, enforce or abandon any such claim or cause of action as the representative of the Debtor's estate under section 1123(b) of the Bankruptcy Code or otherwise, whether such claims and causes of action were commenced by the Debtor prior to the Effective Date or by the Liquidating Trustee after the Effective Date. The Debtor is investigating the extent and amount of its avoidance

or voidable transfer claims against, among others, its former officers and directors and in particular John Carson and the New ISC. The Liquidating Trustee shall have the authority to file and to prosecute any and all such claims and causes of action following the confirmation of the Plan (and to continue with the prosecution of any such claims and causes of action which were commenced but not completed by the Debtor prior to the confirmation of the Plan), and the Bankruptcy Court shall retain jurisdiction over the Debtor, the Liquidating Trustee, this case and this Estate to resolve and to adjudicate any and all such claims and causes of action following the confirmation of the Plan. Nothing contained in the Plan shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any rights or of any defenses the Debtor or the Liquidating Trust may have with respect to any such claims and causes of action. A list of the causes of action that the Debtor intends on pursuing and the parties that may be named in such actions is attached hereto as **Exhibit 2**.

EBG shall serve as counsel to the Debtor and the Liquidating Trustee for these purposes unless the CRO determines that it is in the best interests of the Estate for another firm to pursue such litigation. EBG (or any other firm) shall be compensated for prosecuting estate actions ("Estate Actions") solely out of recoveries obtained from prosecution of such Estate Actions ("Estate Actions Recoveries") by receiving out of the Estate Actions Recoveries EBG's actual third party expenses incurred in the prosecution of Estate Actions plus one-third of all Estate Action Recoveries. All sums remaining from the prosecution of Estate Actions after reimbursement to EBG of its actual third party expenses incurred in the prosecution of Estate Actions and the one-third contingency fee (the "Net Estate Actions Recoveries") shall be distributed as follows: (1) on a pro-rata basis to any Allowed Administrative Expenses of Professionals that have not been paid; and (2) to holders of Class 2 Allowed Claims on a pro rata basis based upon the amount of their Class 2 Allowed Claims.

5. Payment of Professional Fees and Expenses Incurred After the Effective Date.

The Liquidating Trustee shall be entitled to employ such professionals that the Liquidating Trustee deems appropriate and to pay the fees and expenses incurred by such professionals in the ordinary course without any further order of the Bankruptcy Court as long as the fees are paid from the Net Estate Actions Recoveries and not from the Estate Plan Funds.

///

6. Distributions to Be Made Pursuant to the Plan.

Except as otherwise agreed to by the Liquidating Trustee in writing, Distributions to be made to holders of Allowed Claims pursuant to the Plan may be delivered by regular mail, postage prepaid, to the address shown in the Debtor's schedules, as they may from time to time be amended in accordance with Bankruptcy Rule 1000, or, if a different address is stated in a proof of claim duly filed with the Bankruptcy Court no less than 90 days before any such Distribution is mailed, to such address. Checks issued to pay Allowed Claims shall be null and void if not negotiated within one hundred twenty (120) days after the date such check was mailed to the intended recipient. Those funds represented by voided checks that were not timely negotiated shall become the property of the Liquidating Trust.

7. Corporate Matters.

Upon Entry of the Plan Confirmation Order, the Debtor's board of directors shall be released and disbanded in its entirety. Therefore, entry of the Plan Confirmation Order shall constitute all approvals, consents and actions required by any stockholders, board members or representatives of the Debtor under applicable law, and shall enable the Debtor or the Liquidating Trustee to execute any documents, instruments or agreements, and to take all corporate and other actions that are specified in the Plan or the Plan Confirmation Order that are necessary or appropriate to perform, implement and effectuate the Plan.

8. Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax. Transfers under the Plan that are exempt from taxes under section 1146(c) of the Bankruptcy Code include all transfers by the Debtor after the commencement of its chapter 11 case in contemplation of the Plan but prior to the Effective Date, and all transfers to and by the Liquidating Trustee. The taxes from which such transfers are exempt include stamp taxes, recording taxes, sales and use taxes, transfer taxes, and other similar taxes.

///

9. Exculpations and Releases.

To the maximum extent permitted by law, neither the Debtor, the Liquidating Trustee, the Committee, the Committee members, nor any Person previously serving as a member of the Committee, the Liquidating Trust Oversight Committee, the Liquidating Trust Oversight Committee members, nor any Person previously serving as a member of the Liquidating Trust Oversight Committee, nor any of their successors and assigns, advisors, attorneys, employees, officers, directors, shareholders, agents, members, representatives, or Professionals employed or retained by any of them whether or not by Bankruptcy Court order, each in their capacity as such, shall have or incur liability to any Person for an act taken or omitted to be taken in connection with, or related to formulating, negotiating, soliciting, preparing, confirming, implementing, or consummating the Plan or the transactions contemplated therein, or a contract, instrument, release or other agreement or document created or entered into in connection with the Plan; provided, however, that each of the above Persons shall be entitled to rely upon the advice of counsel concerning his or her duties pursuant to, or in connection with, the Plan or any related document, instrument or agreement; provided further that the foregoing exculpation shall have no effect on liability of any Person that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence, or willful misconduct.

10. Executory Contracts and Unexpired Leases.

The Debtor will not be assuming any executory contracts or unexpired leases under the Plan. The Debtor does not believe that it has any executory contracts or unexpired leases. To the extent that there are any executory contracts or unexpired leases which have not been previously rejected, then such executory contract or unexpired lease shall be deemed rejected on the Effective Date.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE WHICH IS REJECTED ON THE EFFECTIVE DATE SHALL BE THIRTY (30) DAYS AFTER THE EFFECTIVE DATE. Any claim based on the rejection of an unexpired lease or executory contract will be barred if the proof of claim is not timely filed, unless the Bankruptcy Court orders

///

otherwise. Any Allowed Claim resulting from the rejection of an unexpired lease or executory contract will be classified and treated as a Class 2 Allowed Claim.

11. Risk Factors.

The Debtor does not believe that there is any risk of non-performance of the Plan since the Plan is to be funded, at a minimum, by the Estate Plan Funds (which already exist.) Any recovery in respect of the Estate Actions Net Recoveries is not assured, and no estimated range of values for such claims is included in the estimated recovery of $0.05 to $0.075 for Allowed General Unsecured Claims. The Estate Action Net Recoveries, if any are obtained, would increase the estimated recovery for Holders of Allowed General Unsecured Claims. Moreover, the Professionals have agreed to accept payment of fees and costs, at least in part, on a contingency basis. The performance of the Plan is therefore not subject to funding contingencies or other material risks of non-performance.

12. Changes in Rates Subject to Regulatory Commission Approval.

The Debtor is not subject to governmental regulatory commission approval of its rates.

E. Retention of Jurisdiction.

Following the confirmation of the Plan and occurrence of the Effective Date, in addition to jurisdiction which exists in any other court, the Bankruptcy Court shall retain such jurisdiction as is legally permissible including for the following purposes:

1. To resolve any and all disputes regarding the operation and interpretation of the Plan and the Confirmation Order;

2. To determine the allowability, classification, or priority of Claims and to consider any objection to claim or interest whether such objection is filed before or after the Effective Date;

3. To determine the extent, validity and priority of any lien asserted against any Asset;

4. To construe and take any action to enforce the Plan, the Confirmation Order, and any other order of the Bankruptcy Court, issue such orders as may be necessary or appropriate for the implementation, execution, performance, and consummation of the Plan, the Confirmation

Order, and all matters referred to in the Plan and the Confirmation Order, and to determine all matters that may be pending before the Bankruptcy Court in this Case on or before the Effective Date;

5. To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of Professionals for the period on or before the Effective Date;

6. To determine any request for payment of administrative expenses;

7. To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any claims resulting therefrom;

8. To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the pendency of this Case whether before, on, or after the Effective Date, including Claims, Causes of Action, and Avoidance Actions, and the Liquidating Trustee shall have the right to commence in the Bankruptcy Court any Causes of Action, including any Avoidance Actions, after the Effective Date, and to continue with the prosecution in the Bankruptcy Court of any such claims, Causes of Action and Avoidance Actions which were commenced but not completed by the Debtor prior to the Effective Date;

9. To determine such other matters and for such other purposes as may be contemplated by the Plan or Confirmation Order;

10. To modify the Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in the Plan, or to reconcile any inconsistency in the Plan, so as to carry out its intents and purposes;

11. Except as otherwise provided in the Plan or the Confirmation Order, to issue injunctions, to take such other actions, or make such other orders, as may be necessary or appropriate to restrain interference with the Plan or the Confirmation Order, or the execution or implementation by any Person or other entity of the Plan or the Confirmation Order;

12. To issue such orders in aid of consummation, and in aid of implementation, of the Plan and the Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law,

with respect to any Person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

13. To enter a final decree closing the Case.

V. TAX CONSEQUENCES OF THE PLAN

CREDITORS AND INTEREST HOLDERS CONCERNED WITH HOW THE PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN ACCOUNTANTS, ATTORNEYS, AND/OR ADVISORS. The following disclosure of possible tax consequences is intended solely for the purpose of alerting readers about possible tax issues the Plan may present to the Debtor. The Debtor CANNOT and DOES NOT represent that the tax consequences contained below are the only tax consequences of the Plan because the Tax Code embodies many complicated rules which make it difficult to state completely and accurately all of the tax implications of any action.

The Debtor does not anticipate that confirmation of the Plan will have a significant or material effect on its tax liability. The Debtor makes no representations regarding the potential tax consequences to creditors or equity holders.

VI. CONFIRMATION REQUIREMENTS AND PROCEDURES

PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtor CANNOT and DOES NOT represent that the discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Bankruptcy Court can confirm a plan. Some of the requirements include that the plan must be proposed in good faith, the acceptance of the plan, whether the Plan pays creditors at least as much as Creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. These requirements are <u>not</u> the only requirements for confirmation.

A. Who May Vote or Object.

Any party in interest may object to the confirmation of the Plan, but, as explained below, not everyone is entitled to vote to accept or reject the Plan.

B. Who May Vote to Accept/Reject the Plan

A Creditor or Interest holder has a right to vote for or against the Plan if that Creditor or Interest holder has a Claim or Interest which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class.

C. What Is an Allowed Claim/Interest

As noted above, a Creditor or Interest holder must first have an allowed claim or interest to have the right to vote. Generally, any proof of claim or interest will be allowed, unless a party in interest files an objection to the claim or interest. When an objection to a claim or interest is filed, the creditor or interest holder holding the claim or interest cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the claim or interest for voting purposes.

THE BAR DATE FOR FILING A PROOF OF CLAIM IN THIS CASE ON ACCOUNT OF PRE-PETITION CLAIMS WAS January 15, 2015. A creditor or interest holder may have an allowed claim or interest even if a proof of claim or interest was not timely filed. A claim is deemed allowed if (1) it is scheduled on the Debtor's schedules and such claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim. An interest is deemed allowed if it is scheduled and no party in interest has objected to the interest.

D. What Is an Impaired Claim/Interest.

As noted above, an allowed claim or interest has the right to vote only if it is in a class that is impaired under the Plan. A class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class. For example, a class comprised of general unsecured claims is impaired if the Plan fails to pay the members of that class 100% of what they are owed.

In this case, the Debtor believes that members of Classes 3, 5 and 6 are impaired. Members of Class 3 are entitled to vote to accept or reject the Plan. Members of Classes 5 and 6 are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Parties who dispute

the Debtor's characterization of their claim or interest as being impaired or unimpaired may file an objection to the Plan contending that the Debtor has incorrectly characterized the class.

E. Who Is Not Entitled to Vote.

The following four types of claims are not entitled to vote: (1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code Sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code Sections 507(a)(1), (a)(2), and (a)(8) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any value under the Plan do not vote because such classes are deemed to have rejected the Plan. Accordingly, Classes 1, 2, 4, 5 and 6 are not entitled to vote. EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

F. Who Can Vote in More Than One Class.

A Creditor whose Claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject the Plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim. The Debtor does not believe that there are any Creditors who have a claim that is partially secured and partially unsecured.

G. Votes Necessary to Confirm the Plan.

If impaired classes exist, the Bankruptcy Court cannot confirm the Plan unless (1) at least one impaired class has accepted the Plan without counting the votes of any insiders within that class, and (2) all impaired classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by "cramdown" on non-accepting classes, as discussed below.

H. Votes Necessary for a Class to Accept the Plan.

A class of claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims which actually voted on the plan, voted in favor of the plan. A class of interests is considered to have "accepted" a plan when at least

two-thirds (2/3) in amount of the interest-holders of such class which actually voted on the plan, voted to accept the plan.

I. Treatment of Non-accepting Classes.

As noted above, even if all impaired classes do not accept the Plan, the Bankruptcy Court may nonetheless confirm the Plan if the non-accepting classes are treated in the manner required by the Bankruptcy Code. The process by which non-accepting classes are forced to be bound by the terms of a plan is commonly referred to as "cramdown." The Bankruptcy Code allows the Plan to be "crammed down" on non-accepting classes of claims or interests if it meets all consensual requirements except the voting requirements of 1129(a)(8) and if the Plan does not "discriminate unfairly" and is "fair and equitable" toward each impaired class that has not voted to accept the Plan as referred to in 11 U.S.C. § 1129(b) and applicable case law.

J. Request for Confirmation Despite Nonacceptance by Impaired Class(es).

The Debtor will request the Bankruptcy Court to confirm the Plan by cramdown on impaired classes if such classes do not vote to accept the Plan.

K. Liquidation Analysis.

Another confirmation requirement is the "Best Interest Test," which requires a liquidation analysis. Under the Best Interest Test, if a claimant or interest holder is in an impaired class and that claimant or interest holder does not vote to accept the Plan, then that claimant or interest holder must receive or retain under the Plan property of a value that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code.

In a Chapter 7 case, the debtor's assets are usually sold by a Chapter 7 trustee. Secured creditors are paid first from the sales proceeds of properties on which the secured creditor has a lien. Administrative claims are paid next. Next, unsecured creditors are paid from any remaining sales proceeds, according to their rights to priority. Unsecured creditors with the same priority share in proportion to the amount of their allowed claim in relationship to the amount of total allowed unsecured claims. Finally, interest holders receive the balance that remains after all creditors are paid, if any.

For the Bankruptcy Court to be able to confirm the Plan, the Bankruptcy Court must find that all creditors and interest holders who do not accept the Plan will receive at least as much under the Plan as such holders would receive under a Chapter 7 liquidation of the Debtor. The Debtor maintains that this requirement is clearly met.

For the past approximately one and half years, the Debtor has actively attempted to sell the Debtor's business. All offers and expressions of interest that the Debtor received were for less than the secured debt that was owed to the Debtor's secured creditors. Pursuant to the terms of the Sale Order, there is $700,000 in unencumbered funds which can be used to pay Allowed Administrative Claims and Allowed Unsecured Claims. If the Professionals had not otherwise agreed to leave a reserve of $135,000 for General Unsecured Creditors, then General Unsecured Creditors would likely not receive any distribution in this Case.

The Debtor has therefore clearly satisfied the Best Interest Test for Class 3 Claim holders (general unsecured creditors) because under the Plan, holders of Class 2 Allowed Claims will receive a pro rata distribution of approximately $135,000, compared to receiving nothing in a Chapter 7 liquidation of the Debtor.

Under the Plan, Class 4 Claim holders, Class 5 Claim holders and Class 6 interest holders will receive nothing. Since it is clear that Class 4 and Class 5 Claim holders and Class 6 interest holders would also receive nothing in the event of a Chapter 7 liquidation of the Debtor, the Best Interest Test has also been satisfied for Class 4 and Class 5 Claim holders and Class 6 interest holders who will be receiving *not less* under the Plan than they would receive in a Chapter 7 liquidation of the Debtor.

Moreover, in a Chapter 7 case, the Chapter 7 trustee would be required to replace the professionals currently employed by the Debtor's Estate with new professionals, which would burden the Estate with additional substantial fees as the trustee and his professionals would need to familiarize themselves with this case, and the estate would bear the significant financial burden of their learning curve. These additional expenses are avoided through the confirmation of the Plan. Moreover, Broadway will make all Effective Date Distributions under the Plan at no charge to the

Estate and thereby avoid the substantial fees that would otherwise be payable to a Chapter 7 trustee for making such disbursements pursuant to Section 326 of the Bankruptcy Code.

Below is a demonstration, in balance sheet format, demonstrating that in a piecemeal Chapter 7 liquidation, the liquidation proceeds would be less than the outstanding amount of administrative claims.

ASSETS VALUED AT PROJECTED LIQUIDATION VALUES (ESTIMATED AS OF May 31, 2015):

Cash	$700,000
Total Liquidation Value of Assets	**$700,000**
Less:	
Chapter 7 Fees and Expenses	(125,000)
Chapter 11 Administrative Expenses	(625,000)
Priority Wage Claims (Potential)	(10,000)
Total Claims Before Unsecured Claims	**$ 760,000**
Balance Available for Unsecured Claims	**$ 0.00**
Total Unsecured Claims (est.)	**Approx. $2 mm to $3 mm**

% OF THEIR CLAIMS WHICH CLASS 3 GENERAL UNSECURED CREDITORS WOULD RECEIVE OR RETAIN IN A CHAPTER 7 LIQUIDATION: = 0%

% OF THEIR CLAIMS WHICH CLASS 3 GENERAL UNSECURED CREDITORS WILL RECEIVE OR RETAIN UNDER THE PLAN: = At Least 5-7% cash

L. Feasibility.

Another requirement for confirmation involves the feasibility of the Plan, which means that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

There are at least two important aspects of a feasibility analysis. The first aspect considers whether the Debtor will have enough cash on hand on the Effective Date to pay all the claims and expenses which are entitled to be paid on such date. Because all payments to be made under the Plan will be funded out of the Estate Plan Funds (which already exist) and by any Net Estate Actions

Recoveries (which will either exist or not exist as the case may be) and Professionals have agreed to leave the $135,000 reserve for the Estate Plan Funds and $15,000 to fund the Liquidating Trust, there is no issue as to the cash funding feasibility of the Plan.

The second aspect considers whether there will be enough cash over the life of the Plan to make the required Plan payments. Since the Plan is a liquidating plan of reorganization, this aspect of feasibility is irrelevant.

VII. EFFECT OF CONFIRMATION OF THE PLAN

A. No Discharge.

Since this is a liquidating plan of reorganization, the Debtor will not be receiving a discharge following Confirmation of the Plan pursuant to Section 1141 of the Bankruptcy Code.

B. Modification of the Plan.

The Debtor may modify the Plan at any time before confirmation. However, the Bankruptcy Court may require a new disclosure statement and/or re-voting on the Plan if the Debtor modifies the Plan before confirmation. The Debtor or the Liquidating Trustee, as the case may be, may also seek to modify the Plan at any time after confirmation of the Plan so long as (1) the Plan has not been substantially consummated, and (2) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

C. Post-Confirmation Status Reports.

Until a final decree closing the Debtor's Chapter 11 Case is entered, the Liquidating Trustee shall file a quarterly status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan and shall serve such status reports upon the OUST, counsel to the Debtor and those parties who have requested special notice.

D. Post-Confirmation Conversion/Dismissal.

A Creditor or any other party in interest may bring a motion to convert or dismiss the Case under Section 1112(b) of the Bankruptcy Code after the Plan is confirmed if there is a default in performing the Plan. If the Bankruptcy Court orders the Case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be

reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Bankruptcy Court during this Case. The Plan Confirmation Order may also be revoked under very limited circumstances. The Bankruptcy Court may revoke the Plan Confirmation Order if it was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the Plan Confirmation Order.

E. Final Decree.

Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Liquidating Trustee shall file a motion with the Bankruptcy Court to obtain a final decree to close this case. The Liquidating Trustee shall be responsible for the timely payment of all fees incurred pursuant to 28 U.S.C. § 1930(a)(6).

Dated: August 3, 2015

ISC8 Inc.

By: [signature]
Alfred M. Masse, CRO

Submitted By:

EZRA BRUTZKUS GUBNER LLP

By: /s/ Susan K. Seflin
Susan K. Seflin
Attorneys for Chapter 11 Debtor and Plan Proponent

DECLARATION OF ALFRED M. MASSE

I, Alfred M. Masse, hereby declare as follows:

1. I am a principal of Broadway Advisors, LLC ("Broadway), and act as the Chief Restructuring Officer of the Debtor. Unless otherwise indicated herein, I have personal knowledge of the facts set forth below and, if called upon to testify to such facts, I could and would testify competently thereto.

2. I submit this declaration on behalf of Broadway in support of the accompanying disclosure statement ("Disclosure Statement"). All capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Disclosure Statement.

3. I have reviewed the Disclosure Statement to which this Declaration is attached, and believe that all of the contents contained therein are true and correct to the best of my knowledge, information and belief.

I declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge.

Executed this 3rd day of August, 2015, at Barcelona, Spain.

Alfred M. Masse

Name	Schdeule	Claim No.	Date Filed	Priority	Secured	Unsecured	Estimated Unsecured (After Objections)	Subordinated Claims	Notes & Objections to Be Filed
ADT Security Service	F					$54.40	$54.40		
ADT Security Services	F					$1,169.34	$1,169.34		
Alan Meyer	F	74	1/13/2015			$58,400.00	$58,400.00		$50,000.00 Plus Interest. Objection pending.
Alessandro Zanetti	F					$12,900.00	$0.00		For notice purposes only. Possible objection.
Alexander's Mobility Services	F					$2,492.24	$2,492.24		
Alvin Fund LLC	F					$0.00	$0.00		
Alvin Fund LLC	F	95	1/14/2015				$0.00		No executed note. Scheduled as unsecured
Alvin S Berlat & Barbara C Berlat Living Trust	F	85	1/13/2015			$25,000.00	$25,000.00		Objection pending in adversary.
Ambassador Capital LLC		104	1/14/2015				$0.00		Equity Claim
Ambassador Capital LLC		105	1/14/2015				$0.00		Equity Claim
Ambassador Capital LLC		106	1/14/2015				$0.00		Equity Claim
American Express Travel Related Services	F	3	10/8/2014			$40,000.00	$40,000.00		
Andrea Rodriguez		124	1/15/2015	$8,333.33					
Andrew Craig	F	36	12/30/2014			$21,000.00	$21,000.00		
Arkadin, Inc.	F					$1,608.90	$1,608.90		
Atmos Energy	F					$101.45	$101.45		
Balraj (Bill) Joll	F	10	12/5/2014			$0.00	$0.00		Objection to be filed. Indemnification and wage claims.
Balraj (Bill) Joll		24	12/22/2014			$0.00	$0.00		Objection to be filed. Indemnification and wage claims.
Bank of the West		16	12/9/2014		$24,000.00		$0.00		Objection to be filed.
Bernard M. Schur		14	12/8/2014				$0.00		Equity Claim
BivioNetworks, Inc.	F					$29,515.67	$0.00		Scheduled D, U, C and no claim filed.
Blackmore Partners, Inc.	F					$90,000.00	$90,000.00		
Bradley and Michelle Donner	F	72	1/13/2015			$50,000.00	$50,000.00		Objections pending in adversary
Bradley J. Donner, PSP	F	73	1/13/2015			$50,000.00	$50,000.00		Objections pending in adversary
BRE/DT TX LLC	F					$11,301.60	$11,301.60		
Brendalyn Norton	F	83	1/14/2015			$100,000.00	$100,000.00		Objections pending in adversary
Brendan Burke	F					$58,400.00	$58,400.00		
Brian Cooleen	F					$440,222.23	$0.00	$440,222.23	5/22/15 - Subordinated Claim. Amt per claim assignement is
Bright Talk	F					$7,500.00	$0.00		Scheduled as Disputed. No claim filed.
Broadridge ICS	F	7	10/15/2014			$38,682.43	$38,682.43		
Bruce Benda	F	87	1/13/2015			$15,151.77	$0.00	$15,151.77	5/22/15 - Subordinated Claim.
Bruce Benda	F					$0.00	$0.00	$0.00	
Bruce Christensen		98	1/14/2015				$0.00		Equity Claim
Bruce Tenniswood	F	38	1/5/2015			$6,909.69	$0.00	$6,909.69	5/22/15 - Subordinated Claim.
Buchalter Nemer	F	64	1/13/2015			$19,929.97	$19,929.97		
Butzel Long	F	34	12/29/2014			$16,683.30	$16,683.30		Possible Objection.
Calysto Communications, Inc.	F	109	1/15/2015			$11,079.29	$11,079.29		
Cavium Networks	F					$204,800.00	$0.00		
Cavium, Inc.		26	12/22/2014			$325,976.00	$325,976.00		Allowed Claim Pursuant to Court Order on Stip
Cbeyond	F					$28,389.00	$28,389.00		
Chester P. White	F	94	1/14/2015			$0.00	$0.00		Resolved Through Sale Order
Chiomentistudio Legale	F					$68,967.50	$0.00		Scheduled as unliquidated and no claim filed.
Chris F. Hall	F	47	1/8/2015			$17,520.00	$0.00	$17,520.00	5/22/15 - Subordinated Claim. Amt per claim2013 JP Turner note
Chris Muir	F	133	1/16/2015			$35,040.00	$35,040.00		Filed secured claim after the bar date. Objection to be filed.
Citrix Online	F					$495.00	$495.00		
CJR Complete Janitorial	F	140	1/21/2015			$832.12	$832.12		
ComputerShare Inc.	F					$2,710.00	$2,710.00		
CopperTree Partners LP	F					$9,721.00	$9,721.00		
County of Orange	F					$1,743.75	$0.00		Scheduled as unliquidated. No claim filed.
CT Corporation	F					$365.00	$365.00		

Name	Schdeule	Claim No.	Date Filed	Priority	Secured	Unsecured	Estimated Unsecured (After Objections)	Subordinated Claims	Notes & Objections to Be Filed
David Genecco	F	78	1/13/2015			$50,000.00	$50,000.00		Objection filed in adversary
David Pinto	F					$280,202.00	$0.00		Scheduled as C, U & D and no claim filed.
David Schotz Family Trust	F	75	1/13/2015			$50,000.00	$50,000.00		Objection filed in adversary
DCMA Santa Ana	F					$0.00	$0.00		
Deepak Sharma	F	113	1/15/2015	$12,475.00		$20,329.35	$20,329.35		Objection to be filed. No basis for priority and amount incorrect.
Delaware Secretary of State	F					Unknown	$0.00		
Dell Financial Services	F					$6,393.00	$6,393.00		
Dell	F					$28.00	$28.00		
Delta Dallas	F					$21,560.00	$21,560.00		
Diamond Millenium, Ltd.		70	1/13/2015				$0.00		Equity Claim.
Dickinson Wright PLLC	F	13	11/4/2014			$866.08	$866.08		
Dorsey & Whitney LLP	F	86	1/13/2015			$4,836.96	$4,836.96		
Dr. J.A. Brooks	F	61	1/9/2015			$8,376.83	$0.00	$8,376.83	5/22/2012 - Subordinated Claim.
Edward J. Scollins		22	12/19/2014			$0.00	$0.00		Objection to be filed. Indemnification, etc.
Eileen Klein		141	1/28/2015				$0.00		Equity Claim
Eric Zuccarelli	F	32	12/23/2014			$40,000.00	$40,000.00		Objection filed in adversary
Essential Solutions, Inc.	F					$46,500.00	$46,500.00		
Farnam Street Financial Inc		144	2/24/2015			$627,342.22	$250,000.00		Debtor to object to claim.
Farnam Street Financial, Inc	F	127	1/15/2015			$111,534.36	$0.00		Debtor to object to claim.
Farnam Street Financial, Inc		114	1/15/2015			$0.00	$0.00		
Fedex	F					$1,156.16	$1,156.16		
FFG Valuations, Inc.	F	9	10/17/2014			$21,750.00	$21,750.00		
Frederick Palmerton		119	1/15/2015				$0.00		Equity Claim
Frederick Palmerton		120	1/15/2015				$0.00		Equity Claim
Frederick Palmerton	F	41	1/8/2015			$21,066.52	$0.00	$21,066.52	5/22/2015 Subordinated Claim. 12/31/2010 JP Turner Note [Likely
Fundamental Credit, LP	D	57	1/9/2015		$0.00		$0.00		
Fundamental Master, LP	D	56	1/9/2015		$0.00		$0.00		
Fundamental Master, LP	D	58	1/9/2015		$0.00		$0.00		
Fundamental Master, LP	F	54	1/9/2015			$0.00	$0.00		
Gayner Family Trust	D				$0.00		$0.00		
GE Capital Information Technology Solutions Inc.		4	10/8/2014			$84,566.20	$0.00		Debtor to object. Not in books and records.
GE Capital	F					$2,132.54	$0.00		Debtor scheduled as disputed.
Gev Jal Pestonji		142	2/2/2015	$12,475.00		$41,825.00	$0.00		Objection to be filed.
Global IP Networks	F					$1,500.00	$1,500.00		
Granite Point Capital Master Fund LP		107	1/14/2015		$0.00	$0.00	$0.00		No secured claim. Series D Convertible Preffered Stockholder
Gregory G. Coppola	F	37	12/31/2014			$41,858.84	$0.00	$41,858.84	5/22/15 - Subordinated Claim. No secured claim. Series D
Griffin Fund II LP	D				$0.00		$0.00		
Griffin Fund LP	D				$0.00		$0.00		
Griffin Fund, LP		92	1/14/2015		$0.00	$0.00	$0.00		
Griffin Partners II LP	D				$0.00		$0.00		
Hagan Law Group	F					$455.00	$455.00		
Harsch Investment Corp.	F	11	11/4/2014			$25,000.00	$25,000.00		
Honeywell	F					$150,000.00	$0.00		Claim scheduled as unliquidated and no claim filed.
Incorporating Services Ltd.	F					$120.00	$120.00		
Internal Revenue Service		1	11/12/2014	$4,438.46			$0.00		Objection to be filed.
Irvine Sensors Corporation		131	1/16/2015			$21,395.20	$0.00		Objection to be filed.
Irvine Sensors Corporation		8	10/16/2014			$75,000.00	$0.00		Objection to be filed.
Irving Schotz Family Trust	F	76	1/13/2015			$50,000.00	$50,000.00		Objection filed in adversary
Itzik Tsarfati	F					$17,893.92	$17,893.92		
J. Allen Kosowsky and Lenore M. Kosowsky		65	1/12/2015				$0.00		Equity Claim

Name	Schdeule	Claim No.	Date Filed	Priority	Secured	Unsecured	Estimated Unsecured (After Objections)	Subordinated Claims	Notes & Objections to Be Filed
Jacqueline Samols	D	53	1/9/2015		$0.00		$0.00		Part of Fundamental debt
Jaffe & Asher LLP	F					Unknown	$0.00		
James Alexiou	F					$804,662.00	$0.00		Scheduled as D, U & C and no claim filed.
James E. Curley		33	12/23/2014				$0.00		Equity Claim
James M. Blankenship		17	12/8/2014				$0.00		Equity Claim
James Pipp		129	1/15/2015			$400.00	$0.00		Objection to be filed. Shareholder.
Jan Cioffi	F					$0.00	$0.00		
John C. Carson	F	2	11/19/2014			$393,462.00	$0.00		Objection to be filed. No basis for claim.
John C. Carson		25	12/22/2014			$0.00	$0.00		Objection to be filed. No basis for claim.
John J Fleming		137	1/20/205			$100,000.00	$0.00		Objection to be filed. No evidence and not scheduled.
John J Fleming		135	1/20/205			$10,000.00	$0.00		Objection to be filed. No evidence and not scheduled.
John J. Stuart, Jr.		60	1/9/2015			$0.00	$0.00		Objection to be filed. Unliquidated. Indemnification, etc.
John Johnson, aka Jack Johnson		66	1/12/2015			$5,500.00	$0.00		Objection to be filed. Indemnification, etc.
John Michael Furlong IRA	F	80	1/13/2015			$20,000.00	$20,000.00		Objection filed in adversary
John Pastor	F					$21,079.00	$0.00		See treatment of Linda L. Pastor [same party]
John S Hawley		130	1/15/2015				$0.00		Equity Claim
John Stuart	F	5	10/10/2014			$80,000.00	$0.00		Objection to be filed. No basis for claim.
John Takacs		134	1/20/205			$0.00	$0.00		Objection to be filed. Likely shareholder. No evidence.
John U. and Linda P. Holmes, JT		63	1/12/2015				$0.00		Equity Claim
John Vong		23	12/19/2014			Unliquidated	$0.00		Objection to be filed.
John W. Krieger	D	51	1/9/2015		$0.00		$0.00		
John W. Krieger	F	50	1/9/2015		$0.00	$0.00	$0.00		
John W. Krieger		52	1/9/2015		$0.00		$0.00		
John W. Krieger		55	1/9/2015		$0.00		$0.00		
Jonathon Bengston	F					$0.00	$0.00		
KC Gamma Opportunity Fund	D	82	1/14/2015		$0.00		$0.00		
KC Gamma Opportunity Fund, LP	F	81	1/14/2015			$242,524.00	$0.00	$242,524.20	5/22/15 - Subordinated Claim.
Keith Primeau	F	103	1/14/2015			$16,866.95	$0.00	$16,866.95	5/22/15 - Subordinated Claim
Kenneth R Dallafior		116	1/15/2015				$0.00		Equity Claim
Kenneth Spence & Kathleen Spence		18	12/15/2014				$0.00		Equity Claim
Kenneth T. Fagan	F	30	12/23/2014			$46,720.00	$46,720.00		Objection filed in adversary
Kerry Fleming Trust		138	1/20/205			$10,000.00	$0.00		Late filed claim. Believe shareholder. Objection to be filed.
Kevin Devine		145	3/2/2015				$0.00		Equity Claim
Kurt Adelman, Partner	D	49	1/8/2015		$0.00		$0.00		
Lalitha E. Shastri IRA	F					$24,424.44	$24,424.44		
Larry G Ehlers		126	1/15/2015				$0.00		Equity Claim
Lee D. Radford Traditional IRA	F	79	1/13/2015			$50,000.00	$50,000.00		Objection filed in adversary
Lee I Turner Ttee	Not Scheduled	48	1/8/2015			$8,433.50	$0.00	$8,433.50	Subordinated Claim
Leo Genecco & Sons Inc.	F	77	1/13/2015			$50,000.00	$50,000.00		Objection filed in adversary
Linda L. Pastor	Not Scheduled	40	1/7/2015			$12,644.72	$0.00	$12,644.72	Subordinated Claim
Llewellyn Derry	F	118	1/15/2015	$10,000.00		$0.00	$0.00		Objection to be filed. No basis for claim.
LTD Financial Services LP	F					$0.00	$0.00		
Marco Germoni	F					$0.00	$0.00		
Marco Perego	F					$0.00	$0.00		
Mark L. Leavitt		84	1/13/2015				$0.00		Equity Claim
Martin Reddy		128	1/15/2015				$0.00		Equity Claim
Mechanical Solutions, Inc.	F					$1,708.73	$1,708.73		
Merriman Capital Inc.	F					$0.00	$0.00		
Metropolitan Networks (UK) Ltd	F	132	1/16/2015			$32,149.30	$32,149.30		Possible objection.
Meyra J Green		136	1/20/2015			$10,000.00	$0.00		Objection to be filed. Late and not scheduled.

Name	Schdeule	Claim No.	Date Filed	Priority	Secured	Unsecured	Estimated Unsecured (After Objections)	Subordinated Claims	Notes & Objections to Be Filed
Michael Silverstone		115	1/15/2015				$0.00		Equity Claim
Michael Silverstone	F	108	1/14/2015			$11,313.05	$0.00	$11,313.05	5/22/15 - Subordinated Claim.
Microsoft Corporation	F					$399.80	$399.80		
Namchi Viet Nguyen		89	1/13/2015			$10,333.33	$10,333.33		
Nanoshift LLC	F	35	12/30/2014			$102,152.50	$12,152.00		Objection to be filed. Differs from debtor's records.
National Union Fire Insurance Company of		20	12/18/2014			$0.00	$0.00		Unliquidated. Objection filed if necessary.
NCO Financial Systems, Inc.	F					$0.00	$0.00		
Nicholas Vassiliou		112	1/14/2015				$0.00		Equity Claim
Noble Financial Capital Markets	F					$40,450.00	$40,450.00		Possible Objection.
OC Department of Education Facilities Corporation		110	1/15/2015			$65,863.00	$0.00		Objection to be filed.
OCDE/The Esplanade	F					$55,214.32	$55,214.32		
Optics 1	F					$17,214.10	$17,214.10		
P2J Asia Tech Sdn Bhd	F					$3,775.96	$3,775.96		
Parature	F					$2,970.00	$2,970.00		
Pargold LP	D				$0.00		$0.00		
Partners for Growth III, L.P.	D				$0.00		$0.00		
Partners for Growth III, LP	F					$0.00	$0.00		
Partners For Growth Managers, LLC	F					$0.00	$0.00		
PFG IP,LLC		59	1/9/2015			$25,000.00	$25,000.00		Possible Objection.
Plano Police Dept.	F					$175.00	$175.00		
Premiere Global Services	F					$1,758.90	$1,758.90		
Procera Networks Ltd.	F					$166,670.00	$166,670.00		Allowed Claim Pursuant to Entered Order on Stip
Protection One Alarm Monitoring	F					$628.00	$0.00		Superceded by filed claim.
Protecton One		97	1/15/2015			$628.30	$628.30		
Randy & Cheeta Dolven		15	12/8/2014				$0.00		
Ray Markham	Not Scheduled	100	1/14/2015		$0.00		$0.00		no evidence attached. This was converted to Series D. Creditor
Raymond and Sheilah Markham	F	67	1/12/2015			$12,578.25	$0.00	$12,578.25	5/22/15 Subordinated Claim.
RCS S.p.A.		62	1/9/2015			$75,000.00	$75,000.00		No Objection.
Redwood Fund LP	D	111	1/15/2015		$0.00		$0.00		Satisfied per sale
Reuben Richard	D				$0.00		$0.00		Satisfied per sale
Richard and Brenda Ruggiero	F					$34,734.25	$34,734.25		
Richard Core	F					$84,062.93	$84,062.93		
Richard H. & Patricia R. Smith, Jt. Ten.		28	12/22/2014				$0.00		Equity Claim
Richard J. Pastor Trust		102	1/14/2015				$0.00		Equity Claim
Richard T. Avis & Associates	F					$0.00	$0.00		
Richard W McCarthy		143	2/10/2015				$0.00		Equity Claim
RMS	F					$0.00	$0.00		
Robert E Turner and Carolyn Turner		125	1/15/2015				$0.00		Equity Claim
Robert Guindi	F	39	1/6/2015			$33,514.71	$0.00	$33,514.71	5/22/15 - Subordinated Claims 12/31/2010 JP Turner Note [likely
Robert Turner	F					$8,433.50	$0.00	$8,433.50	5/22/15 - Subordinated Claims. MISSING ALL DOCS
Robert Wilson	F	99	1/14/2015				$0.00		Objection to be filed. No amount on claim.
Ronald Chez	F					$859,219.32	$0.00	$859,219.32	5/22/15 - Subordinated Claim.
Sami Kapanen	F	139	1/21/2015			$54,230.24	$0.00	$54,230.24	5/22/15 - Subordinated Claim.
Sandra A. Sparano		46	1/8/2015				$0.00		Equity Claim
SEC Connect LLC	F					$12,178.00	$0.00		Claim waived pursuant to entered order on DLG employment
Seth W. Hamot		21	12/19/2014			$0.00	$0.00		Objection to be filed. Unliquidated amount.
Shannon R. McAuliffe		31	12/23/2014				$0.00		Equity Claim
Sheila and David Cohen	F					$82,204.38	$82,204.38		
Simon Williams	F	68	1/13/2015			$149,500.00	$149,500.00		
SKO Brenner American	F					$0.00	$0.00		

Exh 1_004

Name	Schdeule	Claim No.	Date Filed	Priority	Secured	Unsecured	Estimated Unsecured (After Objections)	Subordinated Claims	Notes & Objections to Be Filed
Slamet Santoso Gondokusumo		69	1/13/2015				$0.00		Equity Claim
Southshore Capital Partner LP	D				$0.00		$0.00		
Sparkletts	F					$49.20	$49.20		
Staples, Inc.	F	6	10/10/2014			$2,039.40	$2,039.40		
Stephen & Shannan Bishop Fam. Trust	D				$0.00		$0.00		
Steve Paragioudakis	F					$21,083.73	$21,083.73		
SyncBASE, inc.	F					$4,000.00	$4,000.00		
Tactical FLEX, Inc.	F	88	1/13/2015			$91,950.00	$0.00		Objection to be filed.
The Enterprise Strategy Group, Inc.	F	29	12/22/2014			$20,000.00	$20,000.00		
The Griffin Fund, LP	F	90	1/14/2015			$0.00	$0.00		
The Griffin Fund, LP		91	1/14/2015			$0.00	$0.00		
The Griffin Fund, LP		93	1/14/2015			$0.00	$0.00		
Theodore A Bintz, Jr		117	1/15/2015				$0.00		Equity Claim
Theodore Lanes	F	96	1/14/2015			$59,750.00	$59,750.00		
Thomas M. Kelly		27	12/22/2014			$0.00	$0.00		Objection to be filed. Indemnification claim.
Thomas R. Stone	D	101	1/14/2015		$0.00	$1,067,005.00	$0.00		Objection to be filed. Debt converted to equity pre-petition.
Thomson Reuters	F					$11,000.00	$11,000.00		
Time Warner Cable	F					$1,774.14	$1,774.14		
Time Warner Cable	F					$435.00	$435.00		
Time Warner Cable	F					$9,352.93	$9,352.93		
Timothy G. Zakriski	Not Scheduled	45	1/8/2015				$0.00	$8,388.07	5/22/15 - Subordinated Claim
Timothy Zabriski	F					$8,388.07	$0.00		
Trancoso Partners LP	D				$0.00		$0.00		
TW Telecom	F					$14,289.23	$14,289.23		
Tyco Integrated Security		19	12/16/2014			$2,149.37	$2,149.37		Possible Objection.
Tyrone Awan	F	71	1/13/2015			$94,250.00	$94,250.00		
Univest	F					$0.00	$0.00		
Vericore	F					$0.00	$0.00		
Verizon Southwest	F					$885.80	$885.80		
Verizon Wireless	F					$354.78	$354.78		
Vincenzo Russo	F					$12,600.00	$0.00		Scheduled for notice purposes only. No claim filed.
Wael Taher	F	146	4/14/2015	$12,475.00		$117,800.00	$0.00		Objection to be filed. No basis for claim.
Wall Street Associates note	F					$115,227.36	$0.00	$115,227.36	5/22/2015 - Subordinated Claim as Vallum Investment Partners.
Western Financial	F					$0.00	$0.00		
William C & Diane S. Smith	F	42	1/8/2015			$0.00	$0.00	$21,209.04	05/22/2014: Moved to Subordinated Claim Per signed
William C & Diane S. Smith		43	1/8/2015		$0.00		$0.00	$25,217.85	5/22/2014: Subordinated Claim
William C Smith		121	1/15/2015				$0.00		Equity Claim
William C Smith		122	1/15/2015				$0.00		Equity Claim
William C Smith		123	1/15/2015				$0.00		Equity Claim
William C. Smith		44	1/8/2015		$0.00	$20,974.55	$0.00	$20,974.55	5/22/2014: Subordinated Claim
zvelo, Inc. (fka eSoft, Inc.)	F	12	11/4/2014			$0.00	$0.00		Entered order rejecting contract. No claim.
			TOTAL	$60,196.79	$24,000.00	$9,154,484.87	$2,836,478.83	$2,001,881.19	

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
Debtor's Former Officers, including but not limited to: Bill Joll (CEO and President), Dan Regalado (CFO), Marcus Williams (Senior Vice President/ Secretary), John Leon (Vice President), Peter Kenefick (Senior Vice President), Joy Randels (Senior Vice President) **Debtor's Former Directors, including but not limited to: John Carson, Marc Dumont, Seth Hamot, Jack Johnson, Bill Joll, Thomas Kelly, Edward Scollins, Chester White, and Robert Wilson** **GFAC**	On or about October 16, 2012, the Debtor acquired certain assets and liabilities from Bivio Networks, Inc. ("Bivio")(the "Bivio Transfer"). The Bivio Transfer was approved and ratified by the Debtor's board of directors. As part of the Bivio transaction the Debtor paid $600,000 to GF Acquisition Co. 2012 ("GFAC") as consideration for the Bivio Transfer. Debtor is informed and believes that the Bivio Transfer resulted in significant ongoing liabilities to the Debtor and very little, if any, benefits to the Debtor. Debtor is unaware of any reasonable business justifications for the Bivio Transaction. Debtor is further informed and believes that certain members of the Debtor's board at the time the Bivio Transfer was ratified and approved had personal interests in other entities and companies and/or their subsidiaries, namely GFAC, which directly benefitted as a result of the transfer of the Bivio liabilities to the Debtor. Accordingly, some or all of the ratifying directors may have approved the Bivio Transfer as in their personal best interests, and disregarded the best interests of the Debtor at the time the Bivio Transfer was ratified and approved.	Claims relating to the Debtor's officers' and/or directors' intentional and/or negligent breaches of their fiduciary duties owed to the Debtor, and its creditors and shareholders, including but not limited to the duties of care, loyalty, good faith, and disclosure. In approving, ratifying, and endorsing the Bivio Transaction, it appears the Debtor's directors and/or officers violated their fiduciary duties owed to the Debtor (and its shareholders and creditors), *to wit*: the duty to remain loyal to the Debtor and avoid self-dealing conflicts of interest; the duty to display a high standard of care, skill, and diligence, in evaluating and ultimately ratifying the Bivio Transaction; and the duty to act in good faith and to promote the success of the Debtor. Additionally, at this time, the Debtor is still investigating whether the Debtor's officers and directors benefitted personally from the transaction and/or whether any of the ratifying directors have beneficial interests in Bivio, GFAC, or any other entity that directly benefitted as a result of the Bivio Transfer. Debtor may also pursue a claim against GFAC for aiding and abetting a breach of fiduciary duty by the officers and directors of the Debtor.
Debtor's Former Officers, including but not limited to: John Carson, Marc Dumont, Seth Hamot, Jack Johnson, Bill Joll, Thomas Kelly, Edward Scollins, Chester White, and Robert Wilson **Debtor's Former Directors,**	On or about January 31, 2012, the Debtor's Thermal Imaging Business was sold to Vectronix. The transfer was approved and ratified by the Debtor's board of directors. The transfer was also apparently approved of by a vote of stockholders during a special meeting, but it appears that Bill Joll voted by a majority proxy to approve the transfer, no formal balloting seems to have taken place.	Claims relating to the Debtor's officers' and/or directors' intentional and/or negligent breaches of their fiduciary duties owed to the Debtor, and its creditors and shareholders, including but not limited to the duties of care, loyalty, good faith, and disclosure. The Vectronix transaction was not in the best interests of the Debtor and was accomplished with Board approval. The January 2012 Transfer divested the Debtor of one of its only remaining revenue producing units. The Debtor has not been able to locate any records

[1] Any capitalized terms used but not otherwise defined herein shall have the same meaning as is affixed to them in the Plan and the Disclosure Statement.

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
including but not limited to: **John Carson,** **March Dumont,** **Seth Hamot,** **Marcus Williams,** **Jack Johnson,** **Bill Joll,** **Thomas Kelly,** **Edward J. Scollins,** **Robert Wilson, and** **Chester White**	At the time of the sale of the Thermal Imaging Business to Vectronix, it was one of the Debtor's only revenue producing units. According to the relevant asset purchase agreement (the "Vectronix APA"), the consideration purportedly received by the Debtor was $10,000,000.00 in cash, Vectronix's assumption of certain liabilities, and certain commission payments to be paid by Vectronix to Debtor for a period of 5 years following the closing date of the Vectronix transaction. The Debtor is in the process of determining whether or not it received all consideration that it is entitled to under the Vectronix APA. The Debtor's books and records do not reflect receipt by the Debtor of the $10,000,000. However, it appears that Vectronix wired $9,148,839.48 as "payment" on January 31, 2012 to "Irvine Sensors Corporation" at the Red Hill Location. As noted below, the Debtor anticipates filing a suit against Vectronix and/or Irvine Sensors Corporation to retrieve (or compel payment of) the consideration that Debtor was due pursuant to the Vectronix APA. The information in this cell is collectively referred to as the "Vectronix Transfer Background."	regarding the receipt of the purported consideration. Accordingly, a claim may exist for the failure of the Directors to supervise properly the day to day business affairs of the Debtor. As noted, in approving, ratifying, endorsing and possibly failing to enforce the January 2012 Transfer, the officers and/or directors may have violated a number of the fiduciary duties owed to the Debtor, its shareholders, and its creditors, including but not limited to: the duty to remain loyal to the Debtor and avoid self-dealing conflicts of interest; the duty to display a high standard of care, skill, and diligence, in evaluating and ultimately ratifying the January 2012 Transfer; and the duty to act in good faith and to promote the success of the Debtor. The Debtor is presently investigating whether any of the officers or ratifying directors benefitted personally from the transaction and/or whether any of the officers or ratifying directors have beneficial interests in Vectronix. Further, as the Debtor was more than likely insolvent at this time, the officers and/or directors also owed fiduciary duties to the Debtor for the benefit of its creditors, and the directors were duty bound to maximize the value of the Debtor for any potential residual benefit to its shareholders. The January 2012 Transfer may have divested the Debtor of one of its primary assets for little to no apparent consideration, and in approving and ratifying the same, the directors may have breached their fiduciary duties to the Debtor. Debtor's creditors would have been better served by the retention of the Thermal Imaging Business, as opposed to its sale to Vectronix for little or no apparent consideration to the Debtor (as stated, the Debtor has not been able to identify when, if at all, any consideration for the sale was received by the Debtor).
Debtor's Officers, including but not limited to: **Bill Joll (CEO and President),** **Edward J. Scollins (CFO),** **John Carson (Vice Chairman of the Board),** **Marcus Williams (Debtor believes Mr. Williams was an Officer at times relevant to**	In approximately January of 2013, the founder of the Debtor and its former President and CEO, John Carson, formed a separate Delaware corporation under the Debtor's original name, Irvine Sensors Corporation (the "New ISC"). On or about March 19, 2013, the	Claims relating to the Debtor's officers' and/or directors' intentional and/or negligent breaches of their fiduciary duties owed to the Debtor, and its creditors and shareholders, including but not limited to the duties of care, loyalty, good faith, and disclosure. In approving, ratifying, and endorsing the March 2013 Transfer, the officers and directors

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
this transaction, however, the Debtor's annual reports are unclear as to when Mr. Williams resigned from the Company) **Debtor's Former Directors, including but not limited to: John Carson, Marc Dumont, Seth Hamot, Bill Joll, Thomas Kelly, Chester White, Robert Wilson, and Jack Johnson**	Debtor announced in an 8-k filing that its then Board of Directors "approved the cessation of its government-focused business, including the Secure Memory Systems, Cognitive Systems and Microsystems business units (the 'Government Businesses')"; and that the Government Businesses were transferred to Mr. Carson. The transfer was approved and ratified by the Debtor's then board of directors. Debtor is further informed and believes that Edward J. Scollins, Debtor's CFO at the time, resigned his position with the Debtor shortly after this transfer to take a position with Irvine Sensors Corporation. Pursuant to this transfer, Mr. Carson and/or his newly formed corporation, Irvine Sensors Corporation, obtained the Government Businesses, all tangible and intangible assets related to the Government Businesses, approximately forty (40) of the Debtor's employees, the Debtor's business location and lease and the Debtor's former name. At the time the Government Businesses were transferred, the Government Businesses were the only revenue producing division of the Debtor. It appears at this point in time that while the Debtor's assets related to the Government Assets were transferred to Mr. Carson and/or his entity[2], numerous liabilities (both secured and unsecured) relating to the Government Businesses remained with the Debtor. The Debtor received no consideration in exchange for the Government Business and did not receive adequate/reasonably equivalent consideration for this transfer.	may have violated a number of the fiduciary duties they owed to the Debtor, its shareholders, and its creditors, including but not limited to: the duty to remain loyal to the Debtor and avoid self-dealing conflicts of interest; the duty to display a high standard of care, skill, and diligence, in evaluating and ultimately ratifying the March 2013 Transfer; and the duty to act in good faith and to promote the success of the Debtor. Further, as the Debtor was more than likely insolvent at this time, the directors also owed fiduciary duties to the Debtor for the benefit of its creditors, and the officers and/or directors were duty bound to maximize the value of the Debtor for any potential residual benefit to its shareholders. Debtor's creditors would have been better served by the retention of the Government Businesses as a valuable asset, than by the transfer of the Government Businesses to Irvine Sensors Corporation for no consideration.

[2] It is unclear which of the ratifying board members, except for John Carson, are officers and/or directors, shareholders or have beneficial interests in Irvine Sensors Corporation.

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
	The information in this cell is collectively referred to as the "New ISC Transfer Background."	
All former insiders of Debtor[3] (as that term is used and defined in the Bankruptcy Code), including but not limited to, all former board members and officers and any and all other individuals/entities, identified by the Debtor in its Statement of Financial Affairs [Docket No. 32] at Item No. 3 "Payments to Creditors."	As set forth in the Debtor's statement of financial affairs, there were a number of substantial transfers to insiders of the Debtor within the one year immediately preceding the commencement of the Debtor's bankruptcy case.	Any and all claims against any "insiders" of the Debtor, and/or their respective officers, directors and/or affiliates, for receipt of fraudulent transfers, receipt of preferential transfers, and any other state court or common law causes of action that may have existed as of the Petition Date in the Debtor's bankruptcy case. The Debtor is currently investigating potential claims under, among others, Sections 544, 547, 548 and 550 of the Bankruptcy Code. The Debtor believes that the Estate has potential avoidance actions and other claims it intends to pursue under Sections 544 to 550 of the Bankruptcy Code. The Debtor or the Liquidating Trustee, as the case may be, retains the right to file objections to any proof of claim filed by any of identified potential defendants on any basis. The Liquidating Trustee shall have the sole authority to file any objections to claims following the confirmation of the Plan, or to continue with the prosecution of any objections to claims which are filed but not completed prior to the confirmation of the Plan, and the Bankruptcy Court shall retain jurisdiction over the Debtor, the Liquidating Trustee, this case and this Estate to resolve and to adjudicate any and all such objections to claims which are commenced or continued following the confirmation of the Plan.
Irvine Sensors Corporation	*See*, New ISC Transfer Background, *above*.	In addition to the potential claims against the Debtor's officers and/or directors discussed above, the following claims likely exist against Irvine Sensors Corporation: 1. Claims to avoid and recover any preferential or fraudulent transfers that Irvine Sensors Corporation received from the Debtor prior to

[3] For the purposes of clarity, the list of potential defendants excludes any person who was not an officer and/or director of the Debtor prior to the Debtor's petition date.

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
		the bankruptcy case. The Debtor is currently investigating a number potential claims under, among others, Sections 544, 547, 548 and 550 of the Bankruptcy Code. The Debtor believes that the Estate has potential avoidance actions and other claims it intends to pursue under Sections 544 to 550 of the Bankruptcy Code. 2. To the extent that any of the Debtor's officers and/or directors breached their fiduciary duties owed to the Debtor and its shareholder and creditors, it is likely that Irvine Sensors Corporation aided and abetted those breaches. Irvine Sensors Corporation, acting through its agents, had knowledge of the duties owed to the Debtor by its officers and directors (including John Carson and Edward J. Scollins) and knew that the transfer of the Government Business constituted a breach of Debtor's officers' and directors' obligations to the Debtor and damages resulted as a result of such breach.
Partners For Growth ("PFG")	In December of 2011, the Debtor entered into a loan and security agreement (the "PFG Loan") with Partners for Growth III, L.P. ("PFG") which loan was secured by certain collateral. As of July 28, 2014, the Debtor owed PFG approximately $3.16 million. On or about August 25, 2014, the Debtor and PFG entered into that certain agreement (the "PFG Agreement") pursuant to which, among other things, the Debtor surrendered to PFG its collateral in full satisfaction of the PFG Loan. Pursuant to the PFG Agreement, the Debtor also repurchased two patent applications from PFG for $50,000.	The Debtor is currently investigating potential claims under, among others, Sections 544, 547, 548 and 550 of the Bankruptcy Code. The Debtor is also investigating whether PFG's repossession/seizure of the collateral complied with all necessary state and federal requirements. To the extent it did not, the Debtor may have claims against PFG.
Vectronix, Inc.	*See*, Vectronix Transfer Background, *above*.	Vectronix has provided the Debtor with what it alleges to be are confirmations of the wire

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
		receipts that it made to the Debtor in connection with the consideration owed by Vectronix to the Debtor as a result of the Vectronix APA. These wire statements identify "Irvine Sensors Corporation, 3001 Redhill Ave., BLDG 4-10, Costa Mesa, CA" as the beneficiary of a wire transfer from Vectronix in the amount of $9,148,839.48, made on or about January 31, 2012. The Debtor's books and records do not reflect a receipt of this transfer. The Debtor is currently investigating a number potential claims under, among others, Sections 544, 548, and 550 of the Bankruptcy Code. The estate may have a potential avoidance action depending on whether the requisite funds were received by the Debtor. The same facts may give rise to a breach of contract claim for any funds remaining payable to the Debtor as a result of the Vectronix APA.
GFAC	As set forth above and with respect to the Bivio Transfer, GFAC received $600,000.00 in cash and a warrant to purchase one million shares of common stock of the Debtor. It is unclear what benefit, if any, GFAC provided to the Debtor in connection with its receipt of this consideration. The Debtor is in the process of investigating the Bivio Transfer. It appears as if the Bivio Transfer was not in the best interests of the Debtor, and the Debtor did not receive anything of reasonably equivalent in exchange the consideration paid to GFAC in connection with the Bivio Transfer.	The Debtor is currently investigating a number potential claims under, among others, Sections 544, 548, and 550 of the Bankruptcy Code. The estate may have a potential avoidance action depending on whether or not funds were actually received by the Debtor. As discussed above, Debtor may pursue a claim against GFAC for aiding and abetting a breach of fiduciary duty by Debtor's officers and directors.
Costa Brava Partnership III LP ("Costa Brava"); **Roark, Rearden & Hamot, LLC;** **Seth Hamot;** **Chester ("Chet") White;**	Based on current information and belief, Seth Hamot is the President and sole member of Roark, Rearden & Hamot, LLC, which is the General Partner of Costa Brava Partnership III LP. Costa Brava's interest(s) in the Debtor were/are indirectly beneficially owned by Roark, Rearden & Hamot, LLC and	During times relevant, Seth Hamot/Costa Brava owned approximately 33% of the Debtor's common stock and Chet White/Griffin owned approximately 24.31% of the Debtor's common stock (Hamot, Costa Brava, White, and Griffin, collectively the "Controlling Shareholders"). The Debtor is informed and believes that the Controlling Shareholders regularly exercised control and dominance of the Debtor's

Identification of Potential Defendant(s)[1]	Brief Description of Transaction Giving Rise to Potential Claim(s)	Non-Exhaustive Identification of Potential Claim(s)
Griffin Partners, LLC; **Griffin Fund LP**	Seth Hamot. Seth Hamot has/had sole voting control and investment power of these shares of Common Stock. Further, Chet White is the managing member of Griffin Partners LLC, which is the General Partner of The Griffin Fund LP (collectively "Griffin"). The Griffin Fund LP's interests in the Debtor are/were indirectly beneficially owned by Griffin Partners LLC, and Chet White. Chet White has/had sole voting control and investment power of these shares of Common Stock.	corporate conduct by virtue of their majority stock ownership. The Debtor is investigating potential claims against the Controlling Shareholders for breach of their fiduciary duties to the Debtor and its other minority shareholders.

PROOF OF SERVICE OF DOCUMENT

I am over the age of 18 and not a party to this bankruptcy case or adversary proceeding. My business address is: 21650 Oxnard St., Suite 500, Woodland Hills, California 91367

A true and correct copy of the foregoing document entitled: DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT DESCRIBING DEBTOR'S FIRST AMENDED PLAN OF LIQUIDATION DATED AUGUST 3, 2015 will be served or was served **(a)** on the judge in chambers in the form and manner required by LBR 5005-2(d); and **(b)** in the manner stated below:

1. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (NEF): Pursuant to controlling General Orders and LBR, the foregoing document will be served by the court via NEF and hyperlink to the document. On August 3, 2015 persons are on the Electronic Mail Notice List to receive NEF transmission at the email addresses stated below:

- Todd M Arnold tma@lnbyb.com
- Jessica L Bagdanov jbagdanov@ebg-law.com, ecf@ebg-law.com
- J Scott Bovitz bovitz@bovitz-spitzer.com
- Frank Cadigan frank.cadigan@usdoj.gov
- Jennifer Witherell Crastz jcrastz@hemar-rousso.com
- Robert L Eisenbach reisenbach@cooley.com
- Christine R Etheridge christine.etheridge@ikonfin.com
- M Douglas Flahaut flahaut.douglas@arentfox.com
- Sandford Frey Sfrey@cmkllp.com
- Christopher D Glos christopher.glos@kutakrock.com
- David B Golubchik dbg@lnbyb.com, dbg@ecf.inforuptcy.com
- Stuart I Koenig Skoenig@cmkllp.com
- Elizabeth A Lossing elizabeth.lossing@usdoj.gov
- Sarah D Moyed moyeds@sec.gov
- Aram Ordubegian ordubegian.aram@arentfox.com
- Leo D Plotkin lplotkin@lsl-la.com, hpetrilli@lsl-la.com;dsmall@lsl-la.com
- Susan K Seflin sseflin@ebg-law.com
- David Seror dseror@ebg-law.com, ecf@ebg-law.com
- Robyn B Sokol ecf@ebg-law.com, rsokol@ebg-law.com
- United States Trustee (SA) ustpregion16.sa.ecf@usdoj.gov

☐ Service information continued on attached page

2. SERVED BY UNITED STATES MAIL:
On ____________, I served the following persons and/or entities at the last known addresses in this bankruptcy case or adversary proceeding by placing a true and correct copy thereof in a sealed envelope in the United States mail, first class, postage prepaid, and addressed as follows. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed.
***A supplemental proof of service will be filed which includes all parties that were served via mail with this document.**

☐ Service information continued on attached page

3. SERVED BY PERSONAL DELIVERY, OVERNIGHT MAIL, FACSIMILE TRANSMISSION OR EMAIL (state method for each person or entity served): Pursuant to F.R.Civ.P. 5 and/or controlling LBR, on August 3, 2015, I served the following persons and/or entities by personal delivery, overnight mail service, or (for those who consented in writing to such service method), by facsimile transmission and/or email as follows. Listing the judge here constitutes a declaration that personal delivery on, or overnight mail to, the judge will be completed no later than 24 hours after the document is filed.
***Via Personal Service: The Honorable Scott Clarkson**

☐ Service information continued on attached page

I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

August 3, 2015	Susan K. Seflin	/s/ Susan K. Seflin
Date	*Printed Name*	*Signature*